AMERICAN HOME MORTGAGE ASSETS LLC,

DEPOSITOR

WELLS FARGO BANK, N.A.,

MASTER SERVICER AND SECURITIES ADMINISTRATOR

AND

DEUTSCHE BANK NATIONAL TRUST COMPANY,

TRUSTEE

POOLING AND SERVICING AGREEMENT

DATED AS OF OCTOBER 1, 2006

________________________

MORTGAGE-BACKED PASS-THROUGH CERTIFICATES

SERIES 2006-6

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.
Accepted Master Servicing Practices
Accrual Period
Accrued Certificate Interest
Adjustable Rate Mortgage Loans
Advance
Affiliate
Aggregate Stated Principal Balance
Aggregate Subordinate Percentage
Agreement
Allocable Share
Assignment
Available Funds
Bankruptcy Code
Bankruptcy Loss
Bankruptcy Loss Coverage Amount
Book-Entry Certificate
Business Day
Cash Liquidation
Certificate
Certificateholder” or “Holder
Certificate Owner
Certificate Principal Balance
Certificate Register
Class
Class 1A1 Certificates
Class 1A2 Certificates
Class 1A3 Certificates
Class 1A4 Certificates
Class 2A1 Certificates
Class 2A2 Certificates
Class 2A3 Certificates
Class C-B-1 Certificates
Class B-2 Certificates
Class B-3 Certificates
Class M-1 Certificates
Class M-2 Certificates
Class M-3 Certificates
Class M-4 Certificates
Class M-5 Certificates
Class M-6 Certificates
Class M-7 Certificates
Class M-8 Certificates
Class M-9 Certificates
Class R Certificate
Class R
Class Prepayment Distribution Trigger
Closing Date
Code
Collateral Value
Commission
Company
Compensating Interest
Corporate Trust Office
Curtailment
Custodian
Cut-off Date
Cut-off Date Balance
Debt Service Reduction
Deficient Valuation
Definitive Certificate
Deleted Mortgage Loan
Delinquent
Depositor
Depository
Depository Participant
Determination Date
Disqualified Organization
Distribution Date
Due Date
Due Period
EDGAR
Eligible Account
Eligible Substitute Mortgage Loan
ERISA Restricted Certificates
Event of Default
Exchange Act
Excess Loss
Fannie Mae
FDIC
Fitch Ratings
Freddie Mac
Fraud Loss
Fraud Loss Coverage Amount
Initial Certificate Principal Balance
Insurance Policy
Insurance Proceeds
Interest Determination Date
Late Collections
LIBOR Business Day
LIBOR Certificate
Liquidated Mortgage Loan
Liquidation Proceeds
Loan-to-Value Ratio
Lost Note Affidavit
Margin
Master Servicer
MERS
MERS® System
MIN
MOM Loan
MOM Loan
Monthly Payment
Moody’s
Mortgage
Mortgage File
Mortgage Loan
Mortgage Loan Purchase Agreement
Mortgage Loan Schedule
Mortgage Note
Mortgage Rate
Mortgaged Property
Mortgagor
Net Liquidation Proceeds
Net Mortgage Rate
Net Prepayment Interest Shortfall
Net WAC Rate
Net WAC Shortfall
Net WAC Shortfall Carry-Forward Amount
Net WAC Shortfall Carry-Forward Reserve Fund
Nonrecoverable Advance
Non-United States Person
Notional Amount
Offered Certificates
Officers’ Certificate
One-Month LIBOR
Opinion of Counsel
Optional Termination Date
Original Subordinate Principal Balance
OTS
Outstanding Mortgage Loan
Outstanding Principal Balance
Ownership Interest
Pass-Through Rate
Permitted Investment
Permitted Transferee
Person
Prepayment Assumption
Prepayment Charge
Prepayment Interest Shortfall
Prepayment Period
Primary Hazard Insurance Policy
Primary Mortgage Insurance Policy
Principal Prepayment
Principal Prepayment in Full
Prospectus Supplement
Protected Account
Purchase Price
Qualified Insurer
Rating Agency
Realized Loss
Record Date
Reference Banks
Regular Certificate
Regular Interest
Relief Act
Relief Act Interest Shortfall
REMIC
REMIC 1-A
REMIC 1-A Regular Interests
REMIC 1-B
REMIC Provisions
REMIC Regular Interest
Remittance Report
REO Acquisition
REO Disposition
REO Imputed Interest
REO Proceeds
REO Property
Request for Release
Request for Release
Residual Certificates
Residual Interest
Responsible Officer
Sarbanes Oxley Certification
Securities Administrator
Senior Certificates
Servicer
Servicer Remittance Date
Servicing Advances
Servicing Agreement
Servicing Fee
Servicing Fee Rate
Servicing Officer
Servicing Rights Pledgee
Single Certificate
Special Hazard Loss
Special Hazard Loss Coverage Amount
Standard & Poor’s
Startup Day
Stated Principal Balance
Step-Up Date
Subordinate Optimal Principal Amount
Subordinate Percentage
Subordinate Prepayment Percentage
Subservicer
Subsequent Recoveries
Substitution Adjustment
Tax Returns
Transfer
Transferor
Trust Fund
Trust REMIC
Trustee
Uncertificated Accrued Interest
Uncertificated Principal Balance
Uncertificated Pass-Through Rate
Uncertificated REMIC 1-A Pass-Through Rate
Uninsured Cause
United States Person
Voting Rights
Weighted Average Net Mortgage Rate

Section 1.02	Determination of LIBOR.
Section 1.03	Allocation of Certain Interest Shortfalls.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans.
Section 2.02	Acceptance of the Trust Fund by the Trustee.
Section 2.03	Representations, Warranties and Covenants of the Master Servicer and the Depositor.
Section 2.04	Assignment of Interest in the Mortgage Loan Purchase Agreement.
Section 2.05	Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 1 and REMIC 2 by the Trustee.
Section 2.06	Negative Covenants of the Trustee and Master Servicer.
Section 2.07	Purposes and Powers of the Trust.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01	Administration and Servicing of Mortgage Loans.
Section 3.02	REMIC-Related Covenants.
Section 3.03	Monitoring of Servicer.
Section 3.04	Fidelity Bond.
Section 3.05	Power to Act; Procedures.
Section 3.06	Due-on-Sale Clauses; Assumption Agreements.
Section 3.07	Release of Mortgage Files.
Section 3.08	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.10	Presentment of Claims and Collection of Proceeds.
Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.13	Realization Upon Defaulted Mortgage Loans.
Section 3.14	Compensation for the Master Servicer.
Section 3.15	REO Property.
Section 3.16	Protected Accounts.
Section 3.17	[Reserved].
Section 3.18	[Reserved].
Section 3.19	Distribution Account.
Section 3.20	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.21	Annual Statement as to Compliance.
Section 3.22	Annual Assessments of Compliance and Attestation Reports.
Section 3.23	Exchange Act Reporting.
Section 3.24	Intention of the Parties and Interpretation.
Section 3.25	Reserved.
Section 3.26	Optional Purchase of Defaulted Mortgage Loans.
Section 3.27	[reserved].

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01	Distributions.
Section 4.02	Statements to Certificateholders.
Section 4.03	Remittance Reports; Advances by the Master Servicer.
Section 4.04	Distributions on the REMIC Regular Interests.
Section 4.05	Allocation of Realized Losses.
Section 4.06	Information Reports to Be Filed by the Servicer.
Section 4.07	Compliance with Withholding Requirements.
Section 4.08	Net WAC Shortfall Carry-Forward Reserve Fund.
Section 4.09	Allocation of Net Deferred Interest.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Rule 144A Information.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01	Liability of the Depositor and the Master Servicer.
Section 6.02	Merger, Consolidation or Conversion of the Depositor or the Master Servicer.
Section 6.03	Limitation on Liability of the Depositor, the Master Servicer, the Securities Administrator and Others.
Section 6.04	Limitation on Resignation of the Master Servicer.
Section 6.05	Sale and Assignment of Master Servicing.

ARTICLE VII

DEFAULT

Section 7.01	Events of Default.
Section 7.02	Trustee to Act; Appointment of Successor.
Section 7.03	Notification to Certificateholders.
Section 7.04	Waiver of Events of Default.
Section 7.05	List of Certificateholders.

ARTICLE VIII

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 8.01	Duties of Trustee and the Securities Administrator.
Section 8.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 8.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 8.04	Trustee and Securities Administrator May Own Certificates.
Section 8.05	Trustee’s and Securities Administrator’s Fees.
Section 8.06	Eligibility Requirements for Trustee and the Securities Administrator.
Section 8.07	Resignation and Removal of the Trustee and the Securities Administrator.
Section 8.08	Successor Trustee and Successor Securities Administrator.
Section 8.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 8.10	Appointment of Co-Trustee or Separate Trustee.

ARTICLE IX

TERMINATION

Section 9.01	Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon Purchase of Certificates.
Section 9.02	Termination of REMIC 1 and REMIC 2.
Section 9.03	Additional Termination Requirements.

ARTICLE X

REMIC PROVISIONS

Section 10.01	REMIC Administration.
Section 10.02	Prohibited Transactions and Activities.
Section 10.03	Master Servicer, Securities Administrator and Trustee Indemnification.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Limitation on Rights of Certificateholders.
Section 11.04	Governing Law.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Successors and Assigns.
Section 11.08	Article and Section Headings.
Section 11.09	Notice to Rating Agencies.
Section 11.10	Third Party Rights.

Signatures
Acknowledgments

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class M Certificates
Exhibit B-1	Form of Class B Certificates
Exhibit B-2	Form of Class X Certificates
Exhibit B-3	Form of Class R Certificate
Exhibit C	Form of Custodian Initial Certification
Exhibit D	Form of Custodian Final Certification
Exhibit E	Form of Remittance Report
Exhibit F	Form of Request for Release
Exhibit G-1	Form of Investor Representation Letter
Exhibit G-2	Form of Transferor Representation Letter
Exhibit G-3	Form of Rule 144A Investment Representation
Exhibit G-4	Form of Transferor Certificate for Transfers of Residual Certificates
Exhibit G-5	Form of Transfer Affidavit and Agreement for Transfers of Residual Certificates
Exhibit H	Mortgage Loan Schedule
Exhibit I	Form of Lost Note Affidavit
Exhibit J	[Reserved]
Exhibit K	[Reserved]
Exhibit L	Servicing Criteria To Be Addressed In Assessment of Compliance
Exhibit M	Form of Servicing Agreement
Exhibit N	Form of Mortgage Loan Purchase Agreement
Exhibit O	Form 10-D, Form 8-K And Form 10-K Reporting Responsibility
Exhibit P	Form of Cap Contract
Exhibit Q	[Reserved]
Exhibit R	Form of Trustee’s Limited Power of Attorney
Exhibit S	Form of Additional Disclosure Notification

This Pooling and Servicing Agreement, dated and effective as of October 1, 2006, is entered into among American Home Mortgage Assets LLC, as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty Classes of Certificates, designated as Class A1-A, Class A1-B, Class A1-C, Class A2-A, Class A2-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class X-P, Class R, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

REMIC 1

As provided herein, the Securities Administrator on behalf of the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1”. The Class R Certificates will represent the sole Class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Certificate Principal Balance	Assumed Final Maturity Date(1)
LT-A1-A	(2)	$603,242,000.00	December 25, 2046
LT-A1-B	(2)	$251,350,000.00	December 25, 2046
LT-A1-C	(2)	$150,810,000.00	December 25, 2046
LT-A2-A	(2)	$117,623,000.00	December 25, 2046
LT-A2-B	(2)	$29,406,000.00	December 25, 2046
LT-M1	(2)	$23,237,000.00	December 25, 2046
LT-M2	(2)	$20,097,000.00	December 25, 2046
LT-M3	(2)	$6,908,000.00	December 25, 2046
LT-M4	(2)	$8,164,000.00	December 25, 2046
LT-M5	(2)	$6,280,000.00	December 25, 2046
LT-M6	(2)	$5,024,000.00	December 25, 2046
LT-M7	(2)	$3,768,000.00	December 25, 2046
LT-M8	(2)	$3,768,000.00	December 25, 2046
LT-M9	(2)	$1,884,000.00	December 25, 2046
LT-B1	(2)	$7,536,000.00	December 25, 2046
LT-B2	(2)	$1,884,000.00	December 25, 2046
LT-B3	(2)	$8,792,000.00	December 25, 2046
LT-B4	(2)	$6,282,265.00	December 25, 2046
LT-R	(2)	$50.00	December 25, 2046
_________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Securities Administrator on behalf of the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2”. The Class R Certificates will represent the sole Class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents ownership of one or more of the “regular interests” in REMIC 2 created hereunder.
Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Maturity Date(1)
Class A1-A	$603,242,000.00	Adjustable(2)	December 25, 2046
Class A1-B	$251,350,000.00	Adjustable(2)	December 25, 2046
Class A1-C	$150,810,000.00	Adjustable(2)	December 25, 2046
Class A2-A	$117,623,000.00	Adjustable(2)	December 25, 2046
Class A2-B	$ 29,406,000.00	Adjustable(2)	December 25, 2046
Class X-P	N/A(4)	Variable(3)	December 25, 2046
Class M-1	$ 23,237,000.00	Adjustable(2)	December 25, 2046
Class M-2	$ 20,097,000.00	Adjustable(2)	December 25, 2046
Class M-3	$ 6,908,000.00	Adjustable(2)	December 25, 2046
Class M-4	$ 8,164,000.00	Adjustable(2)	December 25, 2046
Class M-5	$ 6,280,000.00	Adjustable(2)	December 25, 2046
Class M-6	$ 5,024,000.00	Adjustable(2)	December 25, 2046
Class M-7	$ 3,768,000.00	Adjustable(2)	December 25, 2046
Class M-8	$ 3,768,000.00	Adjustable(2)	December 25, 2046
Class M-9	$ 1,884,000.00	Adjustable(2)	December 25, 2046
Class B-1	$ 7,536,000.00	Adjustable(2)	December 25, 2046
Class B-2	$ 1,884,000.00	Adjustable(2)	December 25, 2046
Class B-3	$ 8,792,000.00	Adjustable(2)	December 25, 2046
Class B-4	$ 6,282,265.00	Adjustable(2)	December 25, 2046
______________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)
The Class X-P Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class X-IO-A Component and Class X-IO-B Component outstanding from time to time. For any Distribution Date the Notional Amount of the X-IO-A Component will equal the aggregate of the Certificate Principal Balances of the Class A Certificates and the Component Principal Balance of the X-PO-A Component as of the first day of the related accrual period. For any Distribution Date, the Pass-Through Rate for the X-IO-A Component will equal the excess, if any, of (i) the weighted average of the net mortgage rates for the Mortgage Loans as of the first day of the related Due Period over (ii) the quotient of (a) the product of (I) 12 multiplied by (II) the aggregate amount of interest accrued on the Class A Certificates for the related accrual period divided by (b) the Notional Amount of the X-IO-A Component for such Distribution Date. For any Distribution Date the notional amount of the X-IO-B Component will equal the aggregate of the Certificate Principal Balances of the Class M Certificates, the Class B Certificates, and the Component Principal Balance of the X-PO-B Component as of the first day of the related Accrual Period. For any Distribution Date, the Pass-Through Rate for the X-IO-B Component will equal the excess, if any, of (i) the weighted average of the net mortgage rates for the Mortgage Loans as of the first day of the related Due Period over (ii) the quotient of (a) the product of (I) 12 multiplied by (II) the aggregate amount of interest accrued on the Class M and Class B Certificates for the related Accrual Period divided by (b) the notional amount of the X-IO-B Component for such Distribution Date. For federal income tax purposes, the Class X-P Certificates will accrue interest on a notional amount equal to the Uncertificated Principal Balance of each REMIC I Regular Interest (other than REMIC I Regular Interest LT-R)

(4) The Class X-P Certificates will consist of two interest-only components, the X-IO-A Component and the X-IO-B Component and two principal-only components, the X-PO-A Component and the X-PO-B Component. The Component Principal Balance of each of the X-PO-A and X-PO-B Components will initially equal zero. The Component Principal Balance of the X-PO-A Component will increase on any Distribution Date by the amount of net deferred interest allocated to the X-IO-A Component and the Component Principal Balance of the X-PO-B Component will increase on any Distribution Date by the amount of Net Deferred Interest allocated to the X-IO-B Component.

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on each Class of Class M Certificates and Class B Certificates and each Component of the Class A Certificates shall be made on the basis of a 360-day year consisting of the actual number of days in the related Accrual Period. All calculations of interest with regard to each Component of the Class X-P Certificates shall be on the basis of a 360-day year consisting of twelve 30-days months.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service Mortgage Loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in this Agreement, to the extent applicable to the Master Servicer, but in no event below the standard set forth in clause (x).

“Accrual Period”: With respect to any Distribution Date and each Class of Class A, Class M and Class B Certificates, the period commencing on the prior Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding that Distribution Date. With respect to the Class R Certificates and each Component of the Class X-P Certificates, the prior calendar month.

“Accrued Certificate Interest”: For any Distribution Date and each Class of Class A, Class M and Class B Certificates and the Class X-IO-A Component and the Class X-IO-B Component, interest accrued during the related Accrual Period at the then-applicable Pass-Through Rate on the related Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date with interest thereon at the related Pass-Through Rate. Accrued Certificate Interest for each Class of Class A, Class M Certificates and Class B Certificates shall be calculated on the basis of the number of days in the related Accrual Period and a 360-day year. Accrued Certificate Interest for the Class R Certificates and each Component of the Class X-P Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. On each Distribution Date, Accrued Certificate Interest will be reduced by the following, which will be allocated to the related Certificates and Components on a pro rata basis, based on the amount of Accrued Certificate Interest that would have been payable from the Mortgage Loans absent these reductions: (a) Prepayment Interest Shortfalls on the Mortgage Loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the Mortgage Loans resulting from the application of the Relief Act or similar state law, (c) the interest portion of Realized Losses not allocated through subordination, and (d) the interest portion of any Advances that were made with respect to delinquencies on Mortgage Loans that were ultimately determined to be Excess Losses. In addition, Accrued Certificate Interest for any Class of Certificates will be reduced by (i) any Net Deferred Interest allocated thereto, (ii) any Realized Losses allocated thereto and (iii) in the case of any Class X-P Certificates only, after giving effect to any reduction in respect of any Net Deferred Interest allocated to the X-IO Component of such Class on such Distribution Date, any Net WAC Shortfall Carry-Forward Amounts allocated thereto.

“Additional Disclosure Notification”: As defined in Section 3.23 hereof.

“Additional Form 10-D Disclosure”: As defined in Section 3.23 hereof.

“Additional Form 10-K Disclosure”: As defined in Section 4.23 hereof

“Adjustable Rate Mortgage Loans”: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable at any point during the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

“Adjusted Rate Cap”: With respect to any Distribution Date and any Class of Class A, Class M or Class B Certificates, the Adjusted Rate Cap will equal the Net WAC Rate for such Distribution Date, computed for this purpose by first reducing the Net WAC for such Distribution Date by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest for such Distribution Date multiplied by (b) 12, divided by (ii) the aggregate of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period.

With respect to any Distribution Date and the X-IO-A Component, the Adjusted Rate Cap will equal the Pass-Through Rate for such Distribution Date, computed for this purposes by (i) reducing the Net WAC for such Distribution Date by a per annum rate equal to the quotient of (a) the product of (I) the Net Deferred Interest for such Distribution Date multiplied by (II) 12, divided by (b) the aggregate of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period, and (ii) computing the amount of interest accrued on each of the Class A Certificates for the related Accrual Period by substituting Adjusted Rate Cap for Net WAC Rate in the definition of Pass-Through Rate for each such Class.

With respect to Distribution Date and the X-IO-B Component, the Adjusted Rate Cap will equal the Pass-Through Rate for such Distribution Date, computed for this purposes by (i) reducing the Net WAC for such Distribution Date by a per annum rate equal to the quotient of (a) the product of (I) the Net Deferred Interest for such Distribution Date multiplied by (II) 12, divided by (b) the aggregate of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period, and (ii) computing the amount of interest accrued on each of the Class M Certificates and Class B Certificates for the related Accrual Period by substituting Adjusted Rate Cap for Net WAC Rate in the definition of Pass-Through Rate for each such Class.

“Advance”: As to any Mortgage Loan, any advance made by the Servicer or the Master Servicer on any Distribution Date pursuant to Section 4.03.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Stated Principal Balance”: As of any date of determination, the Aggregate Stated Principal Balance of the Mortgage Loans.

“Aggregate Subordinate Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The initial Aggregate Subordinate Percentage will be equal to 8.25%.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof.

“Allocable Share”: With respect to any Class of Class M Certificates and Class B Certificates on any Distribution Date will generally equal such Class’s pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided, that except as described in the succeeding sentence, no Class of Class of Class M Certificates and Class B Certificates (other than the most senior Class of Class B Certificates outstanding, or if the aggregate Certificate Principal Balance of the Class B Certificates has been reduced to zero, the most senior Class of Class M Certificates outstanding) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2) and (4) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. If on any Distribution Date the Certificate Principal Balance of any Class of Class M Certificates and Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (2) and (4) of the definition of Subordinate Optimal Principal Amount, to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Class M Certificates and Class B Certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical Class designations.

“Annual Statement of Compliance”: As defined in Section 3.21 hereof.

“Assessment of Compliance”: As defined in Section 3.22 hereof.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect a record the sale of the Mortgage.

“Assumed Final Maturity Date”: The Distribution Date in December 25, 2046.

“Available Funds”: For any Distribution Date, an amount equal to the amount received by the Securities Administrator and available in the Distribution Account on that Distribution Date in respect of the Mortgage Loans. The Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments (excluding Prepayment Charges) and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Mortgage Loans and (2) any Monthly Advances and Compensating Interest Payments on the Mortgage Loans made by the Servicer or the Master Servicer, as applicable, for such Distribution Date, (3) any amount paid in connection with an optional termination, up to the amount of the par value for the Mortgage Loans, (4) any amounts reimbursed by the Servicer or the Securities Administrator in connection with losses on certain eligible investments in the Protected Account or Distribution Account, as applicable, related to the Mortgage Loans, (5) on the initial Distribution Date, amounts from the Closing Date Deposit Account needed to cover shortfalls of Accrued Certificate Interest on the Certificates, and is net of (6) fees payable to, and other amounts reimbursable to, the Trustee, the Custodian, the Master Servicer, the Servicer, the Modified Pool Insurer and the Securities Administrator and other amounts as provided in this Agreement allocable to the Mortgage Loans.

“Bankruptcy Code”: The Bankruptcy Code of 1978, as amended.

“Bankruptcy Loss”: Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

“Bankruptcy Loss Coverage Amount”: The aggregate amount of Bankruptcy Losses that are allocated solely to the Class M Certificates and Class B Certificates, initially, $433,000. The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class M Certificates and Class B Certificates.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Business Day”: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Master Servicer, the Servicer, any Subservicer or the Corporate Trust Office of the Securities Administrator or the Trustee, respectively, is located are authorized or obligated by law or executive order to be closed.

“Cash Liquidation”: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

“Certificate”: Any Class A1-A, Class A1-B, Class A1-C, Class A2-A, Class A2-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class X-P, Class R, Class B-1, Class B-2, Class B-3 or Class B-4 Certificate.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 10.01. The Trustee and the Securities Administrator shall be entitled to rely upon a certification of the Depositor or the Master Servicer in determining if any Certificates are registered in the name of the respective affiliate. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

“Certificate Principal Balance”: With respect to any Class A, Class M or Class B Certificate, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate deemed to have occurred in connection with allocations of Realized Losses for that series, and increased by the amount of Net Deferred Interest allocated to such Class of Certificates; provided, however, that after the Certificate Principal Balance of any Certificate of the Class of Class A, Class M or Class B Certificates outstanding with the highest payment priority to which Realized Losses, other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on the Mortgage Loans, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate, and the Certificate Principal Balance of the Class of Certificates, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all Classes of Certificates of that series then outstanding over (ii) the then-Aggregate Stated Principal Balance of all of the Mortgage Loans. The Class X-IO-A Component and the Class X-IO-B Component are interest-only components that will not have a Certificate Principal Balance but will accrue interest on their respective Notional Amounts. The Component Principal Balance of the X-PO-A Component will initially equal zero and will increase depending on the amount of Net Deferred Interest on the Mortgage Loans that is allocated to the Class X-IO-A Component, and will be reduced by all amounts actually distributed as principal of such Component and all Realized Losses applied in reduction of principal of such Component on all prior Distribution Dates. The Component Principal Balance of the X-PO-B Component will initially equal zero and will increase depending on the amount of Net Deferred Interest on the Mortgage Loans that is allocated to the Class X-IO-B Component, and will be reduced by all amounts actually distributed as principal of such Component and all Realized Losses applied in reduction of principal of such Component on all prior Distribution Dates. The Certificate Principal Balance, if any, of the Class X-P Certificates will equal the Component Principal Balance of the X-PO-A Component and X-PO-B Component. The Holders of the Class X-P Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of principal and interest distributed with respect to its Components on such Distribution Date.

“Certificate Register”: The register maintained pursuant to Section 4.12.

“Class”: Collectively, all of the Certificates bearing the same designation.

“Class A Certificates”: The Class A1-A, Class A1-B, Class A1-C, Class A2-A and Class A2-B Certificates.

“Class A1 Certificates”: The Class A1-A, Class A1-B and Class A1-C Certificates.

“Class A1-A Certificates”: Any one of the Class A1-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class A1-B Certificates”: Any one of the Class A1-B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class A1-C Certificates”: Any one of the Class A1-C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class A2-A Certificates”: Any one of the Class A2-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class A2 Certificates”: The Class A2-A Certificates and Class A2-B Certificates.

“Class A2-A Certificates”: Any one of the Class A2-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class A2-B Certificates”: Any one of the Class A2-B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class B Certificates”: The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Class B-1 Certificates”: Any one of the Class B-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class B-2 Certificates”: Any one of the Class B-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class B-3 Certificates”: Any one of the Class B-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class B-4 Certificates”: Any one of the Class B-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M Certificates”: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

“Class M-1 Certificates”: Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-2 Certificates”: Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-3 Certificates”: Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-4 Certificates”: Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-5 Certificates”: Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-6 Certificates”: Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-7 Certificates”: Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-8 Certificates”: Any one of the Class M-8 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class M-9 Certificates”: Any one of the Class M-9 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class R Certificate”: Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, evidencing the Residual Interests in REMIC 1 and .REMIC 2.

“Class X-P Certificate”: Any one of the Class X-P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

“Class Prepayment Distribution Trigger”: With respect to any Class of Class M Certificates and Class B Certificates and any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Class M Certificates and Class B Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balance of all the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

“Closing Date”: October 30, 2006.

“Closing Date Deposit Account”: The account established and maintained by the Securities Administrator on behalf of the Trustee and for the benefit of the Certificateholders, pursuant to Section 4.10 hereof. The Closing Date Deposit Account shall be an Eligible Account and shall not be an asset of any REMIC.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral Value”: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

“Commission”: The Securities and Exchange Commission.

“Compensating Interest”: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period, but not more than the Servicing Fees for the immediately preceding Due Period.

“Component”: The X-IO-A, X-IO-B, X-PO-A and X-PO-B Components.

“Component Principal Balance”: With respect to the X-PO-A Component or X-PO-B Component, as of any Distribution Date, an amount equal to the initial Component Principal Balance of that Component, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Component and (b) any reductions in the Component Principal Balance of that Component deemed to have occurred in connection with allocations of Realized Losses for that series, and increased by the amount of Net Deferred Interest allocated to such Component (including any Net Deferred Interest allocated to the related X-IO Component). The initial Component Principal Balance of each of the X-PO-A Component and the X-PO-B Component is zero.

“Cooperative”: A corporation that has been formed for the purpose of cooperative apartment ownership.

“Cooperative Assets”: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

“Cooperative Building”: The building and other property owned by a Cooperative.

“Cooperative Lease”: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

“Cooperative Loan”: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

“Cooperative Unit”: A specific dwelling unit in a Cooperative Building as to which exclusive occupancy rights have been granted pursuant to a Lease.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - AH06A6, and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - AHMA 2006-6, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attn: Corporate Trust Services - American Home 2006-6.

“Corresponding Certificate”: With respect to:

REMIC 1 Regular Interest	Certificate
LT-A1-A	Class A1-A
LT-A1-B	Class A1-B
LT-A1-C	Class A1-C
LT-A2-A	Class A2-A
LT-A2-B	Class A2-B
LT-M1	Class M-1
LT-M2	Class M-2
LT-M3	Class M-3
LT-M4	Class M-4
LT-M5	Class M-5
LT-M6	Class M-6
LT-M7	Class M-7
LT-M8	Class M-8
LT-M9	Class M-9
LT-B1	Class B-1
LT-B2	Class B-2
LT-B3	Class B-3
LT-B4	Class B-4
LT-R	Class R

“Current Report”: The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Curtailment”: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

“Custodian”: Deutsche Bank National Trust Company, or any successor custodian appointed pursuant to the provisions hereof.

“Cut-off Date”: With respect to the Mortgage Loans, October 1, 2006.

“Cut-off Date Balance”: The Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled monthly payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

“Deferred Interest”: The amount of interest which is deferred and added to the Stated Principal Balance of a Mortgage Loan due to the negative amortization feature of such Mortgage Loan.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

“Definitive Certificate”: Any definitive, fully registered Certificate.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

“Delinquent”: A mortgage loan is considered to be: “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

“Depositor”: American Home Mortgage Assets LLC.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Participant”: A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

“Disqualified Organization”: Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The account established and maintained by the Securities Administrator on behalf of the Trustee and for the benefit of the Certificateholders, pursuant to Section 3.19 hereof. The Distribution Account shall be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2006.

“Distribution Report”: The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Due Date”: With respect to all of the Mortgage Loans, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of the related Distribution Date.

“Depositor”: American Home Mortgage Assets LLC, or its successor in interest.

“Depositor Information”: As defined in Section 3.23 hereof.

“EDGAR”: The Electronic Data Gathering and Retrieval System of the Commission.

“Eligible Account”: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor’s, F-1 by Fitch Ratings and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by a letter from the Rating Agencies to the Trustee and the Securities Administrator that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

“Eligible Substitute Mortgage Loan”: A Mortgage Loan substituted by the Sponsor, for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers’ Certificate of Sponsor, delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Securities Administrator for deposit in the Distribution Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.04 hereof; and, (vi) comply with each non-statistical representation and warranty set forth in the Mortgage Loan Purchase Agreement.

“ERISA Restricted Certificates”: Any of the Class R Certificates.

“Event of Default”: One or more of the events described in Section 6.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Reports”: Any reports required to be filed pursuant to this Agreement.

“Excess Loss”: Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

“Fair Market Value Price”: The sum of the aggregate fair market value of all of the assets of the Trust as determined by the Securities Administrator in consultation with the Underwriter (or, if the Underwriter is unwilling or unable to serve in that capacity, a financial advisor selected by the Securities Administrator in a commercially reasonable manner, whose fees will be an expense of the Depositor (or other party causing the Terminating Purchase)), based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 8.01; provided, however, that in determining such aggregate fair market value, the Securities Administrator shall be entitled to conclusively rely on such bids or the opinion of a nationally recognized investment banker (the fees of which shall be an expense of the Trust). The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of (i) accrued interest to the Due Date in the month in which the Termination Price is distributed to the Certificateholders, at the applicable Mortgage Rate (less the related Servicing Fee Rate) on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Property Disposition has not occurred), (ii) the amount of outstanding Servicing Advances to the Due Date in the month in which the Termination Price is distributed to the Certificateholders, and (iii) the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan remaining in the Trust.

“Fannie Mae”: Federal National Mortgage Association or any successor.

“FDIC”: Federal Deposit Insurance Corporation or any successor.

“Fitch Ratings”: Fitch Ratings, Inc., or its successor in interest.

“Form 8-K Disclosure Information”: Has the meaning set forth in Section 3.23 hereof.

“Form 10-K Filing Deadline”: Has the meaning set forth in Section 3.23 hereof.

“Freddie Mac”: Federal Home Loan Mortgage Corporation or any successor.

“Fraud Loss”: With respect to any Mortgage Loan, a Realized Loss sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

“Fraud Loss Coverage Amount”: The aggregate amount of Fraud Losses that are allocated solely to the Class M Certificates and Class B Certificates, will be (i) 3% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the first anniversary of the Cut-off Date, (ii) 2% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the second anniversary of the Cut-off Date, (iii) 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the third anniversary through the fifth anniversary of the Cut-off Date and (iv) zero percent of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the sixth anniversary and thereafter.

“Initial Certificate Principal Balance”: With respect to each Class of Regular Certificates, the Initial Certificate Principal Balance of such Class of Certificates as set forth in the Preliminary Statement hereto, or with respect to any single Certificate, the Initial Certificate Principal Balance as stated on the face thereof.

“Insurance Policy”: With respect to any Mortgage Loan, any insurance policy (including the Modified Pool Insurance Policy) which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

“Insurance Proceeds”: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Securities Administrator and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing Mortgage Loans held for its own account.

“Interest Determination Date”: With respect to each Class of LIBOR Certificates and (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Distribution Date on which such Accrual Period commences.

“Late Collections”: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

“LIBOR Business Day”: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

“LIBOR Certificate”: Each of the Class A, Class M and Class B Certificates.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Proceeds”: Amounts (other than Insurance Proceeds) received by the Servicer or Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise and any Subsequent Recoveries, other than amounts received in respect of any REO Property.

“Loan-to-Value Ratio”: As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Sponsor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Issuing Entity against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit I hereto.

“Margin”: With respect to any Accrual Period and Class of Class A, Class M or Class B Certificates, the per annum rate indicated in the following table:

Class	Margin (1)	Margin (2)
A1-A	0.190%	0.380%
A1-B	0.240%	0.480%
A1-C	0.280%	0.560%
A2-A	0.210%	0.420%
A2-B	0.250%	0.500%
M-1	0.410%	0.615%
M-2	0.420%	0.630%
M-3	0.430%	0.645%
M-4	0.550%	0.825%
M-5	0.600%	0.900%
M-6	0.700%	1.050%
M-7	1.500%	2.250%
M-8	1.650%	2.475%
M-9	1.650%	2.475%
B-1	1.650%	2.475%
B-2	1.650%	2.475%
B-3	1.650%	2.475%
B-4	1.650%	2.475%

(1)	For any Accrual Period relating to any Distribution Date occurring prior to the Step-Up Date.
(2)	For any Accrual Period relating to any Distribution Date occurring on or after the Step-Up Date.

“Master Servicer”: Wells Fargo Bank, N.A., or any successor master servicer appointed as herein provided..

“Master Servicer Information”: As defined in Section 3.23 hereof.

“Master Servicing Compensation”: As defined in Section 3.14 hereof.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Modified Pool Insurance Policy”: The modified pool insurance policy issued by the Modified Pool Insurer in favor of the Modified Pool Insured Loans.

“Modified Pool Insured Loan”: Each Mortgage Loan covered by the Modified Pool Insurance Policy.

“Modified Pool Insurer”: Radian Guaranty Inc.

“Modified Pool Insurer Fee”: With respect to any Distribution Date and each Mortgage Loan covered by a modified pool insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the Modified Pool Insurer Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the beginning of the related Due Period and adding the amount of any West Virginia and Kentucky state taxes associated with such Modified Pool Insurer Fees.

“Modified Pool Insurer Fee Rate”: With respect to each Mortgage Loan covered by a modified pool insurance policy, the per annum rate payable to the related insurer under the related policy.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Advance”: An Advance.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided, that whenever the term “Mortgage File” is used to refer to documents actually received by the Custodian as agent for the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

“Mortgage Loan”: Each of the Mortgage Loans (including the Cooperative Loans), transferred and assigned to the Trustee pursuant to Section 2.01 or 2.04 and from time to time held in the Trust Fund (including any Eligible Substitute Mortgage Loans), the Mortgage Loans so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term “Mortgage Loan” includes the related Mortgage Note and Mortgage.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement dated as of October 30, 2006, between the Sponsor, as seller and the Depositor as purchaser, and all amendments thereof and supplements thereto, a form of which is attached hereto as Exhibit N.

“Mortgage Loan Schedule”: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H for the Certificates (in each case as amended from time to time to reflect the addition of Eligible Substitute Mortgage Loans) (and, for purposes of the Trustee pursuant to Section 2.02, in computer-readable form as delivered to the Custodian), which list shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan number;

(ii)	the city, state and zip code of the Mortgaged Property;

(iii)	the original term to maturity;

(iv)	the original principal balance and the original Mortgage Rate;

(v)	the first Distribution Date;

(vi)	the type of Mortgaged Property;

(vii)	the Monthly Payment in effect as of the Cut-off Date;

(viii)	the principal balance as of the Cut-off Date;

(ix)	the Mortgage Rate as of the Cut-off Date;

(x)	the occupancy status;

(xi)	the purpose of the Mortgage Loan;

(xii)	the Collateral Value of the Mortgaged Property;

(xiii)	the original term to maturity;

(xiv)	the paid-through date of the Mortgage Loan

(xv)	[Reserved];

(xvi)	the Servicing Fee Rate;

(xvii)	the Net Mortgage Rate for such Mortgage Loan;

(xviii)	whether the Mortgage Loan is covered by a private mortgage insurance policy or an original certificate of private mortgage insurance;

(xix)	the documentation type;

(xx)	the type and term of the related Prepayment Charge, if any;

(xxi)	whether such Mortgage Loan is a Modified Pool Insured Loan and, if so, the Modified Pool Insurer Fee Rate;

(xxii)	with respect to each Adjustable Rate Mortgage Loan.

(a)	the frequency of each adjustment date;

(b)	the next adjustment date;

(c)	the Maximum Mortgage Rate;

(d)	the Minimum Mortgage Rate;

(e)	the Mortgage Rate as of the Cut-off Date;

(f)	the related Periodic Rate Cap;

(g)	the Gross Margin; and

(h)	the purpose of the Mortgage Loan.

“Mortgage Note”: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

“Mortgaged Property”: The underlying property securing a Mortgage Loan.

“Mortgagor”: The obligor or obligors on a Mortgage Note.

“Net Deferred Interest”: On any Distribution Date, Deferred Interest on the Mortgage Loans during the related Due Period net of Principal Prepayments in Full and Curtailments available to be distributed on the Certificates on that Distribution Date.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Mortgage Rate”: With respect to each Mortgage Loan Due Date, a per annum rate of interest equal to the then-applicable Mortgage Rate on such Mortgage Loan less the Servicing Fee Rate and the Modified Pool Insurer Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net Principal Prepayment Amount”: With respect to any Distribution Date, the excess of (a) the sum of (i) the Stated Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period and (ii) all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan, over (b) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period related to that Distribution Date.

“Net WAC”: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period.

“Net WAC Rate”: With respect to any Distribution Date and the Class A, Class M and Class B Certificates, the weighted average of the Net Mortgage Rates on the Mortgage Loans times a fraction equal to (x) 30 over (y) the number of days in the related Accrual Period. For federal income tax purposes, the equivalent of the above shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on each REMIC 1 Regular weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

“Net WAC Shortfall”: With respect to any Distribution Date and any Class of Class A, Class M or Class B Certificates, the excess, if any, of (i) the interest that would have accrued on such Class for the related Accrual Period had its Pass-Through Rate been computed without regard to the Net WAC Rate over (ii) the amount of interest actually accrued on such Class for the related Accrual Period.

“Net WAC Shortfall Carry-Forward Amount”: With respect to any Distribution Date and any Class of Class A Certificates or Class of Class M Certificates, as determined separately for each such Class of Certificates, an amount equal to the sum of (i) the Net WAC Shortfall for such Certificates on such Distribution Date, (ii) any unpaid Net WAC Shortfall for such Class of Certificates from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Pass-Through Rate for such Distribution Date determined without regard to the Net WAC Rate for such Class of Certificates for the related Accrual Period.

“Net WAC Shortfall Carry-Forward Reserve Fund”: A reserve fund established by the Securities Administrator on behalf of the Trustee for the benefit of the Holders of the Certificates. The Net WAC Shortfall Carry-Forward Reserve Fund is an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Holders of the Class X-P Certificates, and which is established and maintained pursuant to Section 4.08.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer or the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. The determination by the Servicer or the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered, in the case of the Servicer, to the Depositor and the Master Servicer, and in the case of the Master Servicer, to the Depositor and the Securities Administrator.

“Non-United States Person”: Any Person other than a United States Person.

“Notional Amount”: For any Distribution Date and the X-IO-A Component, the sum of the aggregate Certificate Principal Balances of the Class A Certificates and the Component Principal Balance of the X-PO-A Component as of the first day of the related Accrual Period. For any Distribution Date and the X-IO-B Component, the sum of the aggregate Certificate Principal Balances of the Class M Certificates and Class B Certificates and the Component Principal Balance of the X-PO-B Component as of the first day of the related accrual period.

For federal income tax purposes, the Notional Amount of (i) the Class X-P Certificates is equal to the sum of the Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-R).

“Notional Component”: With respect to each Class X-P Certificate, for federal income tax purposes, each Notional Component as provided in the definition of “Pass-Through Rate,” each of which has a notional amount equal to the Uncertificated Principal Balance of the REMIC 1 Regular Interest with the same designation.

“Offered Certificates”: The Class A1, Class A2, Class M, Class R and Class X-P Certificates.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Sponsor, the Master Servicer or of any Subservicer and delivered to the Depositor, Securities Administrator and Trustee.

“One-Month LIBOR”: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date pursuant to Section 1.02.

“Opinion of Counsel”: A written opinion of counsel, who may be counsel for the Depositor, the Sponsor, or the Master Servicer, reasonably acceptable to the Trustee and Securities Administrator; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of each REMIC as a REMIC, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 5.04 must be an opinion of counsel who (i) is in fact independent of the Depositor and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, director or person performing similar functions.

“Optional Termination Date”: The first Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans and properties acquired in respect thereof, remaining in the Trust Fund has been reduced to less than or equal to 1% of the Cut-off Date Balance.

“Original Subordinate Principal Balance”: The aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates as of the Closing Date.

“OTS”: Office of Thrift Supervision or any successor.

“Outstanding Mortgage Loan”: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04 or 3.14.

“Outstanding Principal Balance”: With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Par Price”: An amount equal to (i) 100% of the Stated Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Mortgage Rate to the Due Date in the month in which the Termination Price is distributed to Certificateholders, plus the amount of outstanding Servicing Advances thereon to the Due Date in the month in which the Termination Price is distributed to Certificateholders, plus (ii) the lesser of (A) the Stated Principal Balance of any Mortgage Loan for any REO Property remaining in the Trust, plus accrued interest thereon at the Mortgage Rate (less the related Servicing Fee Rate) to the Due Date in the month in which the Termination Price is distributed to Certificateholders and (B) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Master Servicer, plus (iii) the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan remaining in the Trust.

“Pass-Through Rate”: The Pass-Through Rate of the Class R Certificates will equal the Net WAC Rate. For any Distribution Date and any Class of Class A, Class M or Class B Certificates, the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the Net WAC Rate. For any Distribution Date and the X-IO-A Component, the excess, if any, of (i) the Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) 12 multiplied by (II) the aggregate amount of interest accrued on the Class A Certificates for the related accrual period divided by (b) the Notional Amount of the X-IO-A Component for such Distribution Date. For any Distribution Date and the X-IO-B Component, the excess, if any, of (i) the Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) 12 multiplied by (II) the aggregate amount of interest accrued on the Class M and Class B Certificates for the related accrual period divided by (b) the Notional Amount of the X-IO-B Component for such Distribution Date. For federal income tax purposes, the Class X-P Certificates will accrue interest on their respective Notional Amounts at the Pass-Through Rates indicated below:

Notional Component	Pass-Through Rate

LT-A1-A	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-A1-B	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-A1-C	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-A2-A	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-A2-B	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M1	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M2	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M3	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M4	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M5	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M6	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M7	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M8	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-M9	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-B1	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-B2	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-B3	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
LT-B4	(i) Uncertificated REMIC 1 Pass-through Rate minus (ii) Pass-Through Rate on the Corresponding Certificate
The Class X-P Certificates will also be entitled to any Prepayment Charges

“PCAOB”: The Public Company Accounting Oversight Board.

“Permitted Investment”: One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s, Fitch Ratings and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by Moody’s and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an “electing large partnership” (as defined in Section 775 of the Code).

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges, penalties or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms of the related Mortgage Note (or any rider or annex thereto), or any amounts in respect thereof paid by the Sponsor in accordance with the Mortgage Loan Purchase Agreement or the Servicer in accordance with the Servicing Agreement.

“Prepayment Interest Shortfall”: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month’s interest at the Mortgage Rate on the amount of such Curtailment.

“Prepayment Period”: As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Primary Hazard Insurance Policy”: Each primary hazard insurance policy required to be maintained pursuant to Section 3.09.

“Primary Mortgage Insurance Policy”: Any primary mortgage insurance policy of mortgage guaranty insurance including the Modified Pool Insurance Policy or any replacement policy therefor.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Prepayment in Full”: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

“Prospectus Supplement”: That certain Prospectus Supplement dated May 24, 2006, relating to the public offering of the Offered Certificates.

“Protected Account”: An account established and maintained for the benefit of Certificateholders by the Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the Servicing Agreement.

“Purchase Price”: With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04 or 3.06, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Servicing Fees and, if such Mortgage Loan is a Modified Pool Insured Loan, the premium payable at the Modified Pool Insurer Fee Rate, from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed and (iv) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.04 hereof that arises out of a violation of any anti-predatory lending law.

“Qualified Insurer”: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

“Rating Agency”: Standard & Poor’s and Moody’s, and each of their successors. If such agencies and their successors are no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and Master Servicer. References herein to the two highest long term debt ratings of a Rating Agency shall mean “AA” or better in the case of Standard & Poor’s and Fitch Ratings and “Aa2” or better in the case of Moody’s and references herein to the two highest short-term debt ratings of a Rating Agency shall mean “A-1+” in the case of Standard & Poor’s, “F-1” in the case of Fitch Ratings and “P-1” in the case of Moody’s, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

“Realized Loss”: With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or the Servicer with respect to related Advances or Servicing Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. In addition, to the extent the Servicer or Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

“Record Date”: With respect to Class of Certificates other than the Class X-P Certificates and the Class R Certificates and each Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, if any such Certificate is no longer a Book-Entry Certificate, the Record Date for such Class of Certificates shall be the close of business on the last Business Day of the calendar month preceding such Distribution Date. For each the Class X-P Certificates and the Class R Certificates and each Distribution Date, the close of business on the last Business Day of the calendar month preceding such Distribution Date.

“Reference Banks” Leading banks selected by the Securities Administrator after consultation with the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question and (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

“Regular Certificate”: Any of the Certificates other than a Residual Certificate.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit L to the Agreement. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, f/k/a Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto (exclusive of the Net WAC Shortfall Carry-Forward Reserve Fund) with respect to which a REMIC election is to be made, conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 1 Regular Interests and the Holders of the Class R Certificates, consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Distribution Account and belonging to the Trust Fund; (iii) any related REO Property; (iv) the Primary Hazard Insurance Policies, if any, the Primary Mortgage Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; and (v) the Depositor’s interest in respect of the (a) representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement, as assigned to the Trustee pursuant to Section 2.04 hereof. REMIC 1 specifically does not include the Net WAC Shortfall Carry-Forward Reserve Fund.

“REMIC 1 Regular Interests”: The REMIC 1 Regular Interests, as set forth in the Preliminary Statement.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Holders of the Class R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”: A REMIC 1 Regular Interest.

“Remittance Report”: A report prepared by the Master Servicer (and delivered to the Securities Administrator) providing the information set forth in Exhibit E attached hereto.

“REO Acquisition”: The acquisition by the Servicer on behalf of the Trust Fund for the benefit of the Certificateholders of any REO Property pursuant to Section 3.15.

“REO Disposition”: The receipt by the Servicer of Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

“REO Imputed Interest”: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

“REO Proceeds”: Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Distribution Account as and when received.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

“Reportable Event”: Has the meaning set forth in Section 3.23 hereof.

“Reporting Servicer”: Has the meaning set forth in Section 3.23 hereof.

“Repurchase Price”: With respect to any Mortgage Loan required to be repurchased by the Sponsor, on any date pursuant to the Mortgage Loan Purchase Agreement, or purchased by the Servicer pursuant to the Servicing Agreement an amount equal to the sum, without duplication, of (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of unreimbursed Monthly Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master Servicer or the Servicer as applicable, pursuant to the Agreement or Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory lending law.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Residual Certificates”: The Class R Certificates.

“Residual Interest”: The sole Class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee shall mean any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Securities Administrator shall mean any officer assigned with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer of the Securities Administrator to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sarbanes Oxley Certification”: A written certification covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time.

“Securities Administrator”: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Securitites Administrator Information”: As defined in Section 3.23 hereof.

“Security Agreement”: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Assets.

“Senior Certificates”: The Class A, Class R and Class X-P Certificates.

“Senior Optimal Principal Amount”: With respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the sum of the aggregate Certificate Principal Balance of the Class A Certificates and Class R Certificates, if any, and the aggregate Component Principal Balance of the X-PO-A Component and the X-PO-B Component immediately prior to such Distribution Date):

(1) the Senior Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the Senior Prepayment Percentage of the Net Principal Prepayment Amount;

(3) the lesser of (a) the Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period and (ii) the Stated Principal Balance of each such Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii) and (ii) the Stated Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(4) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan which was repurchased by the Sponsor in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of each Mortgage Loan that has been replaced by the Sponsor with a Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, in connection with such Distribution Date over the Stated Principal Balance of each such Eligible Substitute Mortgage Loan.

“Senior Percentage”: The lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the sum of the aggregate Certificate Principal Balance of the Class A Certificates and the aggregate Component Principal Balance of the X-PO Components, immediately prior to such Distribution Date, by the Aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The initial Senior Percentage will be approximately 91.75%.

“Senior Prepayment Percentage”: The Senior Prepayment Percentage on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
November 25, 2006 - October 25, 2016	100%
November 25, 2016 - October 25, 2017	Senior Percentage for the Senior Certificates plus 70% of the related Subordinate Percentage.
November 25, 2017 - October 25, 2018	Senior Percentage for the Senior Certificates plus 60% of the related Subordinate Percentage.
November 25, 2018 - October 25, 2019	Senior Percentage for the Senior Certificates plus 40% of the related Subordinate Percentage.
November 25, 2019 - October 25, 2020	Senior Percentage for the Senior Certificates plus 20% of the related Subordinate Percentage.
November 25, 2020 and thereafter	Senior Percentage for the Senior Certificates.

Any scheduled reduction to the Senior Prepayment Percentage shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the Aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related mortgaged property has been acquired by the Issuing Entity) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2016 and October 2017, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2017 and October 2018, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2018 and October 2019, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2019 and October 2020, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after November 2020.

In addition, if before the Distribution Date in November 2009, the Aggregate Subordinate Percentage for such Distribution Date is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the Aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates does not exceed 50% and cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentages for such Distribution Date will equal the Senior Percentage plus 50% of the Subordinate Percentage on such Distribution Date. If on or after the Distribution Date in November 2009, the Aggregate Subordinate Percentage is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the Aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates does not exceed 50% and the cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance, then the Senior Prepayment Percentages for such Distribution Date, will equal the Senior Percentage.

Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates and the X-PO-A Component and X-PO-B Component of the Class X-P Certificates immediately preceding such Distribution Date, and the denominator of which is the Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentages for such Distribution Date will equal 100%.

“Servicer”: American Home Mortgage Servicing, Inc., or its successor in interest.

“Servicer Remittance Date”: Four Business Days prior to the related Distribution Date. The first Servicer Remittance Date shall occur on November 20, 2006.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer, the Servicer or any Subservicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under the second paragraph of Section 3.01, Section 3.09 and Section 3.13 (other than any deductible described in the last paragraph thereof).

“Servicing Agreement”: The Servicing Agreement dated as of October 30, 2006 among the Servicer, the Master Servicer, the Trustee and the Sponsor, substantially in the form attached hereto as Exhibit M.

“Servicing Criteria”: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan, accrued interest at the Servicing Fee Rate with respect to the Mortgage Loan on the same principal balance on which interest on the Mortgage Loan accrues for the calendar month. The Servicing Fee consists of servicing and other related compensation payable to the Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan, and includes any amount payable to any Subservicer by the Servicer.

“Servicing Fee Rate”: 0.375% per annum.

“Servicing Function Participant”: Means the Servicer, the Master Servicer and the Securities Administrator, any Subservicer, Subcontractor or affiliates of any of the foregoing, or any other Person, that is participating in the servicing function within the meaning of Item 1122 of Regulation AB performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to five percent (5%) or less of the Mortgage Loans.

“Servicing Officer”: Any officer of the Master Servicer or the Servicer involved in, or responsible for, the administration and master servicing or servicing of the Mortgage Loans, as applicable, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer and the Servicer, as such list may from time to time be amended.

“Servicing Rights Pledgee”: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

“Single Certificate”: A Regular Certificate of any Class evidencing an initial Certificate Principal Balance or initial Notional Amount, as applicable, of $1,000.

“Special Hazard Loss”: With respect to any Mortgage Loan, a Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

“Special Hazard Loss Coverage Amount” The aggregate amount of Special Hazard Losses that are allocated solely to the Class M Certificates and Class B Certificates, initially, $12,600,000. The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(A) the greatest of:

•	1.00% of the Aggregate Stated Principal Balances of the Certificates on such Distribution Date,

•	twice the Stated Principal Balance of the largest Mortgage Loan, or

•
the Aggregate Stated Principal Balance of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest Aggregate Stated Principal Balance of any such zip code area; and

(B) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Class M Certificates and Class B Certificates since the Closing Date.

Sponsor: American Home Mortgage Corp.

“Standard & Poor’s”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Startup Day”: The day designated as such pursuant to Article X hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.07 for any previous Distribution Date.

“Step-Up Date”: With respect to the LIBOR Certificates, the Distribution Date following the Optional Termination Date.

“Subordinate Optimal Principal Amount”: With respect to the Class M Certificates and Class B Certificates and each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates immediately prior to such Distribution Date):

(1)
the applicable Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)	the applicable Subordinate Prepayment Percentage of the Net Principal Prepayment Amount;

(3)
the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Related Senior Certificates pursuant to clause (3) of the definition of “Senior Optimal Principal Amount” on such Distribution Date;

(5)
the applicable Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the Sponsor in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of each Mortgage Loan that has been replaced by Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date and the Stated Principal Balance of each such substitute mortgage loan; and

(6)	on the Distribution Date on which the Certificate Principal Balances of the related Senior Certificates have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

“Subordinate Percentage”: As of any Distribution Date and with respect to the Mortgage Loans, 100% minus the related Senior Percentage. The initial Subordinate Percentage will be 8.25%.

“Subordinate Prepayment Percentage”: As of any Distribution Date, 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the Certificate Principal Balance of each Class of Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage for the Class M Certificates and Class B Certificates will equal 100%.

“Subservicer”: Any Subservicer appointed by the Servicer pursuant to a Servicing Agreement.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Servicer or Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) or surplus amounts held by the Servicer or Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment”: As defined in Section 2.04 hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: An amount equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month such repurchase price is distributed) less the good faith estimate of the Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Master Servicer on behalf of the Trustee at the expense of the terminating party.

“Terminating Purchase”: The purchase of all Mortgage Loans and each REO Property owned by a Trust pursuant to Section 8.01 hereof.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trust Fund”: REMIC 1, REMIC 2 and the Net WAC Shortfall Carry-Forward Reserve Fund.

“Trust REMIC”: Any of REMIC 1 or REMIC 2.

“Trustee”: Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.04).

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each such REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

“Uncertificated Pass-Through Rate”: The Uncertificated REMIC 1 Pass-Through Rate.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to each REMIC 1 Regular Interest, the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

“Uninsured Cause”: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

“United States Person”: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

“Underwriter”: Countrywide Securities Corporation.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all Voting Rights will be allocated among the Holders of the Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, (ii) 1% of all Voting Rights will be allocated to the Holders of the Class X-P Certificates and (iii) 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates. The Voting Rights allocated to any Class of Certificates shall be allocated among all Holders of the Certificates of such Class in proportion to the outstanding Percentage Interests in such Class represented thereby.

“Weighted Average Net Mortgage Rate”: The weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs.

“X-IO Component”: Either the Class X-IO-A Component or the X-IO-B Component of the Class X-P Certificates.

“X-PO Component”: Either the X-PO-A or X-PO-B Component of the Class X-P Certificates.

Section 1.02  Determination of LIBOR.

On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR and the related Pass-Through Rate for each Class of LIBOR Certificates for the next Accrual Period.

In the event that on any Interest Determination Date, Telerate Screen 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the LIBOR Certificates for the related Accrual Period will be established by the Securities Administrator as follows:

(a)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(c)	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR by the Securities Administrator on any Interest Determination Date and the Securities Administrator’s calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding. The Securities Administrator will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the LIBOR Certificates for the current and the immediately preceding Accrual Period.

Section 1.03  Allocation of Certain Interest Shortfalls.

The aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LT-R), pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all principal and interest received by the Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

In connection with such transfer and assignment, the Depositor has caused the Sponsor with respect to each Mortgage Loan, to deliver to, and deposit to or at the direction of the Trustee, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, the following documents or instruments:

(a)  With respect to each Mortgage Loan, other than a Cooperative Loan:

(i)  the original Mortgage Note endorsed without recourse to the order of the Trustee or in blank, and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee or in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii)  the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Sponsor or the public recording office in which such original Mortgage has been recorded;

(iii)  an assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in blank or to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) and otherwise in recordable form;

(iv)  originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the Sponsor or the public recording office in which such original intervening assignment has been recorded;

(v)  the original policy of title insurance (or a preliminary title report commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage); and

(vi)  the original or a true and correct copy of any assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan.

(b)  With respect to each Mortgage Loan that is a Cooperative Loan (as indicated on the Mortgage Loan Schedule):

(c)

(i)  the original Mortgage Note endorsed without recourse to the order of the Trustee or in blank, and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee or in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii) the original duly executed assignment of Security Agreement to the Trustee;

(iii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

(iv) the acknowledgment copy of the original executed Form UCC-3 with respect to the security agreement, indicating the Trustee as the assignee of the secured party;

(v) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

(vi) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

(vii) a copy of the recognition agreement;

(viii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

(ix) the original or a true and correct copy of any assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan.

Within 30 days after the Closing Date, the Depositor shall complete or cause to be completed the Assignments of Mortgage in the name of “Deutsche Bank National Trust Company, as trustee under the Agreement relating to American Home Mortgage Assets LLC, Mortgaged-Backed Pass-Through Certificates, Series 2006-6” (or shall prepare or cause to be prepared new forms of Assignment of Mortgage so completed in the name of the Trustee) for each Mortgage Property in a state, if any, which is specifically excluded from the Opinion of Counsel delivered by the Depositor to the Trustee and the Custodian, each such assignment shall be recorded in the appropriate public office for real property records, and returned to the Custodian, at no expense to the Trustee or the Custodian.

The Sponsor is obligated as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, to deliver to or at the direction of the Trustee: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Sponsor, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Sponsor was delivered to the Custodian as agent for the Trustee pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Sponsor, or in the event such original cannot be delivered by the Sponsor, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Sponsor were delivered to the Custodian as agent for the Trustee pursuant to clause (iv) above. However, pursuant to the Mortgage Loan Purchase Agreement, the Sponsor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor to the Trustee, the Custodian and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Sponsor in the manner described above, at no expense to the Issuing Entity, the Custodian or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing at least 25% of the Voting Rights, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor, (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof and (v) if the Sponsor is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian as agent for the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

If any Assignment is lost or returned unrecorded to the Custodian as agent for the Trustee because of any defect therein, the Sponsor is required, as described in the Mortgage Loan Purchase Agreement, to prepare a substitute Assignment or cure such defect, as the case may be, and the Sponsor shall cause such Assignment to be recorded in accordance with this section.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Sponsor further agrees that it will cause, at the Sponsor’s own expense, as of the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

With respect to the Cooperative Loans, the Depositor will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Depositor to the Trustee to be filed in the appropriate offices.

Except as may otherwise expressly be provided herein, none of the Depositor, the Custodian, the Master Servicer, or the Trustee shall (and the Master Servicer shall ensure that no Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans as provided for in this Section 2.01 by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Sponsor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Custodian as agent for the Trustee or any other agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 2.02  Acceptance of the Trust Fund by the Trustee.

The Trustee acknowledges receipt (subject to any exceptions noted in the Initial Certification described below), of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it (or the Custodian on its behalf) holds and will hold such documents and the other documents delivered to Custodian as agent for the Trustee constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of “Trust Fund” (to the extent delivered or assigned to the Custodian as agent for the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to cause, for the benefit of the Certificateholders, the Custodian as agent for the Trustee to review each Mortgage File on or before the Closing Date to ascertain that all documents required to be delivered to it are in its possession, and the Custodian as agent for the Trustee agrees to execute and deliver, or cause to be executed and delivered, to the Depositor on the Closing Date, with respect to each Mortgage Loan, an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan. Neither the Custodian, the Trustee or the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clauses (v) or (vi) of Section 2.01(a). Neither the Custodian, the Trustee or the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, valid, enforceable, appropriate for the represented purpose or that they have actually been recorded, or that they are in recordable form or that they are other than what they purport to be on their face.

Within 180 days of the Closing Date, with respect to the Mortgage Loans, the Custodian as agent for the Trustee shall deliver to the Depositor a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Custodian as agent for the Trustee or the Master Servicer finds any document or documents constituting a part of a Mortgage File to be missing or not in compliance with the criteria as set forth herein, the Custodian as agent for the Trustee shall promptly notify the Trustee, the Sponsor, the Depositor and the Securities Administrator (which may be by an exception report). The Sponsor shall cure any such defect within 60 days from the date on which the Sponsor was notified of such defect, and if the Sponsor does not cure such defect in all material respects during such period, the Trustee shall request on behalf of the Certificateholders that the Sponsor purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Sponsor was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. It is understood and agreed that the obligation of the Sponsor to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Securities Administrator in the Distribution Account and, upon receipt by the Custodian as agent for the Trustee and the Securities Administrator of written notification of such deposit signed by a Servicing Officer, the Custodian as agent for the Trustee shall release or cause to be released to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall require as necessary to vest in the Sponsor ownership of any Mortgage Loan released pursuant hereto and at such time neither the Custodian nor the Trustee shall have any further responsibility with respect to the related Mortgage File. In furtherance of the foregoing, if the Sponsor is not a member of MERS and the Mortgage is registered on the MERS® System, the Servicer, at the the Sponsor’s expense, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the the Sponsor and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations.

In connection with any repurchase of a Mortgage Loan or the cure of a breach of a representation or warranty pursuant to this Section 2.02, the Sponsor shall promptly furnish to the Securities Administrator and the Trustee an officer’s certificate, signed by a duly authorized officer of the Sponsor to the effect that such repurchase or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase or cure have been satisfied, including the delivery to the Securities Administrator of the Purchase Price for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, in which the Securities Administrator, the Trustee and the Custodian may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase, substitution or cure, as applicable, and which approval shall consist solely of the Securities Administrator’s receipt of such documentation and deposits.

Section 2.03  Representations, Warranties and Covenants of the Master Servicer and the Depositor.

(a)  The Master Servicer hereby represents and warrants to and covenants with the Depositor for the benefit of Certificateholders and the Trustee that:

(i)  The Master Servicer is, and throughout the term hereof shall remain, a national banking association duly organized, validly existing and in good standing under the laws of the state of its incorporation, the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer or an affiliate is, and shall remain, approved to service Mortgage Loans for Fannie Mae and Freddie Mac;

(ii)  The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer’s articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)  The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)  This Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)  No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)  The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

(viii)  The execution of this Agreement and the performance of the Master Servicer’s obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained; and

(ix)  No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer in its capacity as Master Servicer, will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Depositor, the Trustee and the Certificateholders. Upon discovery by any of the Depositor, the Trustee, the Securities Administrator or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Depositor or the Trustee or the value of any Mortgage Loan or Prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties.

(b)  The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee for the benefit of Certificateholders that as of the Closing Date

(i)  the Depositor (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)  the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)  the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)  the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)  this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)  there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii)  The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days; and

(viii)  immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(b) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Master Servicer, Securities Administrator, the Trustee and the Certificateholders. Upon discovery by either the Depositor, the Master Servicer, the Securities Administrator, the Custodian or the Trustee of a breach of any representation or warranty set forth in this Section 2.03 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.04  Assignment of Interest in the Mortgage Loan Purchase Agreement.

The Depositor hereby assigns to the Trustee for the benefit of Certificateholders all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement. Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders. Upon the discovery by the Depositor, the Master Servicer, the Securities Administrator or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Sponsor of such breach and request that the Sponsor shall, within 90 days from the date that the Sponsor was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Depositor, the Sponsor shall have the option to substitute a Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. In the event that Sponsor elects to substitute a Eligible Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, the Trustee shall enforce the obligation of the Sponsor, under the Mortgage Loan Purchase Agreement, to deliver to the Custodian as agent for the Trustee and the Master Servicer, as appropriate, with respect to such Eligible Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer or any Subservicer, shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the Sponsor on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Depositor shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Depositor shall deliver the amended Mortgage Loan Schedule to the Custodian as agent for the Trustee. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Sponsor shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Depositor shall be deemed to have made with respect to any Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in the Mortgage Loan Purchase Agreement (other than any statistical representations set forth therein).

In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the Aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall give notice in writing to the Trustee, the Custodian and the Securities Administrator of such event, which notice shall be accompanied by an Officers’ Certificate as to the calculation of such shortfall (and that such shortfall, if any, has been Deposited into the Distribution Account) and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code or (b) any portion of any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Sponsor.

In connection with any repurchase of a Mortgage Loan, substitution or the cure of a breach of a representation or warranty pursuant to Section 2.02 and this Section 2.04, the Sponsor shall promptly furnish to the Securities Administrator and the Trustee an officer’s certificate, signed by a duly authorized officer of the Sponsor to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the Securities Administrator of the Purchase Price or Substitution Adjustment amount, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, in which the Securities Administrator, the Trustee and the Custodian may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase, substitution or cure, as applicable, and which approval shall consist solely of the Securities Administrator’s receipt of such documentation and deposits.

Except as expressly set forth herein, none of the Trustee, the Custodian, the Securities Administrator or the Master Servicer is under any obligation to discover any breach of the above-mentioned representations and warranties. It is understood and agreed that the obligation of the Sponsor to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.05  Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 1 and REMIC 2 by the Trustee.

(a)  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian as agent for the Trustee of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to REMIC 1 for the benefit of the Holders of the REMIC 1 Regular Interests and Holders of the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 1 Regular Interests and Holders of the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R Certificates (in respect of the Class R-1 Interest), together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests (which are uncertificated for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R Certificates (in respect of the Class R-2 Interest), together with the Regular Certificates constitute the entire beneficial ownership interest in REMIC 2.

(d)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and subsection (b), (ii) the assignment and delivery to the Trustee of REMIC 2 and the acceptance by the Trustee thereof, pursuant to subsection (c), pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor and the Class R Certificates in authorized denominations.

Section 2.06  Negative Covenants of the Trustee and Master Servicer.

Except as otherwise expressly permitted by this Agreement the Trustee, the Securities Administrator and Master Servicer shall not cause the Trust Fund to:

(i)  sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

(ii)  dissolve or liquidate the Trust Fund in whole or in part;

(iii)  engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

(iv)  incur, create or assume any indebtedness for borrowed money;

(v)  voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

(vi)  merge, convert or consolidate with any other Person.

Section 2.07  Purposes and Powers of the Issuing Entity.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Issuing Entity is hereby authorized to engage in the foregoing activities. The Trustee shall not knowingly cause the Issuing Entity to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01  Administration and Servicing of Mortgage Loans.

(a)  The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.03, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to the Servicing Agreement.

In addition to the foregoing, in connection with a modification of any Mortgage Loan by the Servicer, if the Master Servicer is unable to enforce the obligations of the Servicer with respect to such modification, the Master Servicer shall notify the Depositor of such Servicer’s failure to comply with the terms of the Servicing Agreement or this Agreement. If the Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the Servicing Agreement and that any conditions to such modification set forth in the Servicing Agreement have been satisfied. Furthermore, if the Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the Servicer is not complying with such timeframes and/or other requirements.

The Trustee shall furnish the Servicer and the Master Servicer with a separate power of attorney in the standard form used by the Trustee in the form of Exhibit R to the extent necessary and appropriate to enable the Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Property. The Trustee shall not be liable for the actions of any Servicer or the Master Servicer under such powers of attorney.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or security instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or security instrument or otherwise available at law or equity.

(b)  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Accepted Servicing Practices; provided, however, that:

(A) the Master Servicer shall not make future advances (except as provided in Section 4.03);

(B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

(C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that would: (i) affect adversely the status of any REMIC as a REMIC,(ii) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions, or (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions.

The provisions of this Section 3.01(b) shall apply to the exercise of such waiver, modification, postponement or indulgence rights by the Master Servicer in its capacity as such and shall not apply to the exercise of any similar rights by the Servicer, who shall instead be subject to the provisions of the Servicing Agreement. Such waiver, modification, postponement and indulgence rights of the Master Servicer set forth in this Section shall not be construed as a duty.

(c)  The Master Servicer shall enforce the obligation of the Servicer under the Servicing Agreement in connection with the waiver of Prepayment Charges in accordance with the criteria therein and to pay the amount of any waived Prepayment Charges.

Section 3.02  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee, the Master Servicer and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee, the Master Servicer and the Securities Administrator shall comply with any directions of the Depositor, the Servicer or the Master Servicer to assure such continuing treatment. In particular, (a) the Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans, (b) the Securities Administrator shall not sell or permit the sale of all or any portion or of any investment of deposits in an Account unless, in each such case, such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and the Securities Administrator have received a REMIC Opinion addressed to the Trustee and the Securities Administrator prepared at the expense of the Trust Fund; and (c) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, the Securities Administrator shall not accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Securities Administrator.

Section 3.03  Monitoring of Servicer.

(a)  The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the non-compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to the Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)  The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 100 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)  To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)  The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e)  If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with the Trustee’s standard form of power of attorney in the form of Exhibit R empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the use of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 7.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not be deemed to be the agent of the Trustee.

Section 3.06  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 3.07  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by an officer of the Servicer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to Section 3.16 or by the Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and Request for Release, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the Servicer within five (5) Business Days and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, contain a signature on its face and originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)  The Master Servicer shall transmit and the Servicer (to the extent required by the Servicing Agreement) shall transmit to the Custodian on behalf of the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and (to the extent provided in the Servicing Agreement) shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request in writing and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement.

Section 3.09  Standard Hazard Insurance and Flood Insurance Policies.

(a)  For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)  Pursuant to Section 3.16 and 3.19, any amounts collected by the Servicer or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.16 and 3.20. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or the Servicer pursuant to Section 3.16 and 3.20.

Section 3.10  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the Servicing Agreement) cause the Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11  Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b)  The Master Servicer agrees to present, or to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.19, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 3.20.

Section 3.12  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

Section 3.14  Compensation for the Master Servicer.

The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Distribution Account (the “Master Servicing Compensation”), pursuant to Article IV, for the performance of its activities hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15  REO Property.

(a)  In the event the Issuing Entity acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)  The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Securities Administrator for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

Section 3.16  Protected Accounts.

(a)  The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Protected Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Securities Administrator on behalf of the Trustee for the benefit of Certificateholders.

(b)  To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Securities Administrator on behalf of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 3.16 shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Securities Administrator.

(c)  To the extent provided in the Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(1)  Scheduled payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to its Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(2)  Full Principal Prepayments and any Liquidation Proceeds received by the Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

(3)  Partial Principal Prepayments received by the Servicer for the Mortgage Loans in the related Prepayment Period; and

(4)  Any amount to be used as a Monthly Advance.

(d)  Withdrawals may be made from an Account only to make remittances as provided in the Servicing Agreement; to reimburse the Master Servicer or the Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 8.01. To the extent provided in the Servicing Agreement, certain amounts otherwise due to the Servicer may be retained by them and need not be deposited in the Distribution Account

Section 3.17  [Reserved].

Section 3.18  [Reserved].

Section 3.19  Distribution Account.

(a)  The Securities Administrator shall establish and maintain on behalf of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Distribution Account shall be an Eligible Account. The Master Servicer or Servicer, as the case may be, will remit to the Securities Administrator for deposit in the Distribution Account, the following amounts:

(1)  Any amounts withdrawn from a Protected Account;

(2)  Any Monthly Advance and any payments of Compensating Interest;

(3)  Any Insurance Proceeds, Net Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Servicer or Master Servicer or which were not deposited in a Protected Account;

(4)  Any proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04 and 8.01, and all amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to Section 2.04;

(5)  Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(6)  Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator on behalf of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsection 3.20(a) need not be credited by the Master Servicer or the Servicer to the Distribution Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)  The Distribution Account shall constitute a trust account of the Issuing Entity segregated on the books of the Securities Administrator as being held on behalf of the Trustee, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee, the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The Distribution Account and deposits into the Distribution Account shall be deemed to have been made. The amount at any time credited to the Distribution Account shall be (i) held in cash and fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested by the Securities Administrator on behalf of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor, manager or advisor for such Permitted Investment is an affiliate of the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Securities Administrator shall withdraw and remit to the Master Servicer any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall deposit the amount of the loss to the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee or the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 3.20  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will, from time to time, make or cause to be made such withdrawals or transfers from the Distribution Account as the Securities Administrator has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements:

(1)  to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

(2)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(3)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 3.20(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(4)  to reimburse the Master Servicer or the Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(5)  to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (1) and (4);

(6)  to pay the Master Servicer as set forth in Section 3.14;

(7)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03 and 5.03;

(8)  to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(9)  to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(10)  to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(11)  to remove amounts deposited in error; and

(12)  to clear and terminate the Distribution Account pursuant to Section 8.01.

(b)  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (1) through (4) immediately above or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer.

(c)  On each Distribution Date, the Securities Administrator shall distribute the amounts on deposit in the Distribution Account to the Holders of the Certificates pursuant to Section 4.01.

Section 3.21  Annual Statement as to Compliance.

(a)  The Master Servicer and the Securities Administrator, each at its own expense, shall deliver (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Sponsor, the Securities Administrator and the Depositor, on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement or such other applicable agreement in the case of any Servicing Function Participant engaged by it, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement or such other applicable agreement in the case of any Servicing Function Participant engaged by it, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

(b)  The Master Servicer shall include all annual statements of compliance received by it with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)  For so long as the Issuing Entity is subject to Exchange Act reporting requirements, failure of the Master Servicer to comply timely with this Section 3.21 shall, upon written notice from the Trustee, constitute a Master Servicing Default (but subject to the Master Servicer’s rights to payment of any Master Servicing Compensation and reimbursement of amounts for which it is entitled to be reimbursed prior to the date of termination) and the Trustee shall, at the direction of the Sponsor, terminate all the rights and obligations of the Master Servicer under this Master Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(d)  Unless available on the Securities Administrator’s website, copies of such Master Servicer annual statements of compliance shall be provided to any Certificateholder upon request, by the Master Servicer or by the Securities Administrator at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of the Master Servicer’s failure to provide such statement).

(e)  In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.21 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Section 3.22  Annual Assessments of Compliance and Attestation Reports.

(a)  By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator, the Sponsor and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.23(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b)  No later than the end of each fiscal year for which a Form 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties shall also at such time include the assessment (and attestation pursuant to Section 3.22) of each Servicing Function Participant engaged by it.

(c)  Promptly after receipt of such report on assessment of compliance from the Master Servicer, the Securities Administrator, the Servicer or any Servicing Function Participant engaged by such parties (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, the Servicer and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L and notify the Depositor of any exceptions.

(d)   The Master Servicer shall include all annual reports on assessment of compliance with its own assessment of compliance received by it to be submitted to the Securities Administrator pursuant to this Section.

(e)  For so long as the Issuing Entity is subject to Exchange Act reporting requirements, failure of the Master Servicer to comply timely with this Section 3.22 shall upon written notice from the Trustee, constitute a Master Servicing Default (but subject to the Master Servicer’s rights to payment of any master Servicing Compensation and reimbursement of amounts for which it is entitled to be reimbursed prior to the date of termination) and the Trustee shall, at the direction of the Sponsor, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(f)  In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.22 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement. as the case may be.

(g)  By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Sponsor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(h)  Promptly after receipt of such report from the Master Servicer, the Securities Administrator, the Servicer or any Servicing Function Participant engaged by such parties, (i) the Sponsor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.22 is coupled with an attestation meeting the requirements of this Section and notify the Sponsor of any exceptions.

(i)  The Master Servicer shall include all attestations received by it with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

Section 3.23  Exchange Act Reporting.

(a)  (i)Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Issuing Entity any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the Distribution Date Statement for the related Distribution Date attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit O as the party responsible for providing that information and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) Within 5 calendar days after the related Distribution Date, (A) the Master Servicer, the Securities Administrator, the Issuing Entity and the Sponsor hereby agree to, and the other parties to the American Home Mortgage Assets Trust 2006-6 transaction shall be required to, provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure for which such party is responsible as set forth on Exhibit O hereto, if applicable, together with an Additional Disclosure Notification in the form of Exhibit S hereto (an “Additional Disclosure Notification”) and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure) and the Master Servicer for review. No later than the Business Day prior to the date specified in the sentence after the following sentence (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than 2 Business Days prior to such Business Day), the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 10-D. In the absence of any written changes or approval within the same time, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with arrangements for the execution of, and the filing of the Form 10-D. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.23(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”. The Securities Administrator shall be entitled to rely on the representations in Section 2.03(vi) or any such notice in preparing, executing and/or filing any such report. Each party to this Agreement acknowledges that the performance by the Master Servicer and Securities Administrator of its duties under this Section 3.23(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. In addition, the Securities Administrator shall not have any liability for (i) the content of any information provided to the Securities Administrator for filing on a Form 10-D, (ii) determining what information is required to be filed on a Form 10-D, (iii) reformatting any information so that it is able to be filed on EDGAR, (iv) the failure to include any information if it is not provided to the Securities Administrator on a timely basis or (v) any late filing of a Form 10-D in the event that the relevant party does not deliver all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline.

(b)  (i)Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit O as the responsible party for providing that information and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) For so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than 12:00 noon New York time on the 2nd Business Day after the occurrence of a Reportable Event (i) the Master Servicer, the Securities Administrator, the Issuing Entity and the Depositor hereby agree to, and the other parties to the American Home Mortgage Assets Trust 2006-6 transaction shall be required to, provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information for which such party is responsible as set forth on Exhibit O hereto, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a draft copy of the Form 8-K to the Master Servicer and the Depositor for review. No later than the close of business New York City time on the third Business Day after the Reportable Event, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 8-K. In the absence of any written changes or approval within such timeframe, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with arrangements for the execution of, and filing of, the Form 8-K. No later than 12:00 noon New York time on the 4th Business Day after the Reportable Event, a duly authorized representative of the Master Servicer shall sign the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.23(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that has been prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.23(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct. In addition, the Securities Administrator shall not have any liability for (i) the content of any information provided to the Securities Administrator for filing on a Form 8-K, (ii) determining what information is required to be filed on a Form 8-K, (iii) reformatting any information so that it is able to be filed on EDGAR (iv) the failure to include any information if it is not provided to the Securities Administrator on a timely basis or (v) any late filing of a Form 8-K in the event that the relevant party does not deliver all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline.

(c)  (i)On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and the Servicer will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will notify the Depositor of the amendment pertaining to an additional reporting item on such form and the Depositor will cooperate with the Securities Administrator to prepare any necessary 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by a senior officer of the Master Servicer and any amendment to Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 3.23(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct. In addition, the Securities Administrator shall not have any liability for (i) the content of any information provided to the Securities Administrator for filing on a Form 10-K, (ii) determining what information is required to be filed on a Form 10-K, (iii) reformatting any information so that it is able to be filed on EDGAR (iv) the failure to include any information if it is not provided to the Securities Administrator on a timely basis or (v) any late filing of a Form 10-K in the event that the relevant party does not deliver all information, data, signatures and exhibits required to be provided or filed on or prior to March 15 of each calendar year prior to the filing deadline for such Form 10-K.

(d)  (i)Within 90 days after the end of each fiscal year of the Issuing Entity or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the Servicing Agreement, (i) an annual compliance statement for the Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (a “Reporting Servicer”) as described under the related servicing agreement and Section 3.21 hereof, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described in the servicing agreement and Section 3.22 hereof, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under the servicing agreement and Section 3.22 hereof identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described thereunder is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in the related servicing agreement or under Section 3.22 hereof, and (B) if any registered public accounting firm attestation report described in the related servicing agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) the Sarbanes-Oxley Certification as described in the Servicing Agreement. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit O as the responsible party for providing that information and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) No later than March 15 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the Master Servicer, the Securities Administrator, the Issuing Entity and the Sponsor hereby agree to, and the other parties to the American Home Mortgage Assets Trust 2006-6 transaction shall be required to, provide to the Securities Administrator and the Sponsor, to the extent known to a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure for which such party is responsible as set forth on Exhibit O hereto, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Master Servicer and the Depositor for review. No later than the Business Day prior to the date specified in the sentence after the following sentence (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than 2 Business Days prior to such Business Day), the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval within such timeframe, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution of, and filing of, the Form 10-K. No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.23(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.23(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.23(d), Section 3.21 and Section 3.22 hereof and Section 4.09 of the Servicing Agreement. Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administration in writing, no later than March 15th after the related Distribution Date with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”. The Securities Administrator shall be entitled to rely on the representations in Section 2.03(vi) or any such notice in preparing, executing and/or filing any such report. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare , execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Issuing Entity, the Trustee shall notify the Securities Administrator, the Sponsor and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred since the Trustee’s last notification, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.23. In addition, the Trustee shall notify the Securities Administrator, the Sponsor and the Depositor of any affiliations that develop after the Closing Date between the Trustee and the Depositor, the Sponsor, the Securities Administrator, the Master Servicer or the Servicer of the type described under Item 1119(a) of Regulation AB, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.23. Should the identification of any of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer or the Servicer change, the Depositor shall promptly notify the Trustee.

The Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 3.21, 3.22 and 3.23 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any subservicer or subcontractor pursuant to Sections 3.21, 3.22 and 3.23 (the “Securities Administrator Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.21, 3.22 and 3.23 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to Section 3.23 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.21, 3.22 and 3.23 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any subservicer or subcontractor pursuant to Sections 3.21, 3.22 and 3.23 (the “Master Servicer Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.23(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

Notwithstanding the provisions of Section 10.01, this Section 3.23 may be amended without the consent of the Certificateholders.

Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 3.23, may be delivered via email at alan.horn@americanhm.com (or other e-mail address as specified by the Depositor) with a follow-up telephone call to the Depositor’s Legal Department at (800) 209-7276.

Failure of the Securities Administrator to comply with this Section 3.23 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Notwithstanding anything to the contrary in this Agreement, no default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from any party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

Section 3.24  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.21, 3.22 and 3.23 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Securities Administrator and the Depositor with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.25  Reserved.

Section 3.26  Optional Purchase of Defaulted Mortgage Loans.

(a)  During the first full calendar month (but excluding the last Business Day thereof) following a Mortgage Loan or related REO Property becoming 90 days or more delinquent, the Servicer shall have the option, but not the obligation to purchase from the Trust Fund any such Mortgage Loan or related REO Property that is then still 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Master Servicer prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Distribution Account, and, upon receipt of written certification of such deposit from the Servicer in the Request for Release, as provided in the Custodial Agreement, the Custodian shall release to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

If with respect to any delinquent Mortgage Loan or related REO Property, the option of the Servicer set forth in the preceding paragraph shall have arisen but the Servicer shall have failed to exercise such option on or before the Business Day preceding the last Business Day of the calendar month following the calendar month during which such Mortgage Loan or related REO Property first became 90 days or more delinquent, then such option shall automatically expire; provided, however, that if any such Mortgage Loan or related REO Property shall cease to be 90 days or more delinquent but then subsequently shall again become 90 days or more delinquent, then the Servicer shall be entitled to another repurchase option with respect to such Mortgage Loan or REO Property as provided in the preceding paragraph.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.

(a)  On each Distribution Date the Securities Administrator shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 8.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder’s share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the amounts required to be distributed to such Holder pursuant to this Section 4.01.

(b)  Distributions to holders of each Class of Certificates will be made on each Distribution Date from the related Available Funds as follows:

first, to the Class R Certificates, the X-IO-A Component, the X-IO-B Component and the Class A Certificates, on a pro rata basis, the Accrued Certificate Interest on such Certificates and Components for such Distribution Date, provided however, that any amounts payable to the X-IO-A Component and the X-IO-B Component will be used, first to cover Net WAC Shortfall Carry-Forward Amounts as provided under Section 4.01(c) below;

second, to the Class R Certificates, the X-IO-A Component, the X-IO-B Component and the Class A Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, provided however, that any amounts payable to the X-IO-A Component and the X-IO-B Component will be used, first, to cover Net WAC Shortfall Carry-Forward Amounts as provided under Section 4.01(c) below;

third, to the Class R Certificates, in reduction of the Certificate Principal Balance thereof, the related Senior Optimal Principal Amount for such Distribution Date, until the Certificate Principal Balance of such Certificate has been reduced to zero;

fourth, to the X-PO-A Component, the X-PO-B Component and the Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances or Component Principal Balance thereof, the Senior Optimal Principal Amount for such Distribution Date, less amounts distributed pursuant to clause third above, until the Certificate Principal Balance or Component Principal Balance of each such Certificate or Component has been reduced to zero; and

fifth, sequentially in the following order: to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class’s Allocable Share for such Distribution Date, in each case, to the extent of the remaining Available Funds. Distributions of the Allocable Share will be made in reduction of the Certificate Principal Balance of such Class of Class M Certificates or Class B Certificates, until reduced to zero.

(c)  If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, the remaining Available Funds is less than the Senior Optimal Principal Amount, the Senior Optimal Principal Amount for the Senior Certificates shall be reduced, and such remaining Available Funds will be distributed among the Senior Certificates on a pro rata basis on the basis of such reduced amount.

(d)  On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of certificates entitled thereto, as described above, will be distributed to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

(e)  On each Distribution Date, all prepayment charges on the Mortgage Loans will be distributed to the holders of the Class X-P Certificates.

(f)  [reserved]

(g)  [reserved]

(h)  In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer or Servicer, as the case may be, shall deposit such funds into the Distribution Account pursuant to Section 3.19. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(i)  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Securities Administrator, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement.

(j)  Except as otherwise provided in Section 8.01, if the Securities Administrator anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than two Business Days after the Determination Date in the month of such final distribution, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Securities Administrator anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

(k)  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(n) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(n).

(l)  On each Distribution Date, any Net WAC Shortfall Carry-Forward Amounts all amounts distributable as interest to the X-IO Components of the Class X-P Certificates will be deposited in the Net WAC Shortfall Carry-Forward Reserve Fund and distributed as indicated under Section 4.08(a).

(m)  On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(n)  On each Distribution Date, prior to distributions being made on the Certificates in accordance with the priorities set forth in this Section 4.01, the Securities Administrator shall withdraw from the Distribution Account and remit to the Modified Pool Insurer the Modified Pool Insurer Fee due on such Distribution Date.

Section 4.02  Statements to Certificateholders.

(a)  On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Securities Administrator shall prepare and make available on the Securities Administrator’s website as set forth below, to each Holder of the Regular Certificates, the Trustee, the Master Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date setting forth:

(i)  the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(ii)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest, separately identified;

(iii)  the applicable accrual periods for calculating distributions and general Distribution Dates;

(iv)  the total cash flows received and the general sources thereof;

(v)  the Pass-Through Rate on each Class of Regular Certificates for such Distribution Date;

(vi)  the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Net WAC Rate;

(vii)  the aggregate amount of Advances included in the distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(viii)  the number and Aggregate Stated Principal Balance of, and Realized Loss on, the Mortgage Loans as of the end of the related Due Period;

(ix)  the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Class before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(x)  the number and Aggregate Stated Principal Balance of Mortgage Loans, using the OTS method, (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month, determined in the aggregate;

(xi)  the number, aggregate principal balance and book value of any REO Properties as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs;

(xii)  the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xiii)  the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xiv)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period;

(xv)  the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Distribution Account for such Distribution Date;

(xvi)  the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer or Master Servicer pursuant to Section 1.03, and the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xvii)  the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date;

(xviii)  the aggregate of any deposits to and withdrawals from the Net WAC Shortfall Carry-Forward Reserve Fund for such Distribution Date and the remaining amount on deposit in the Net WAC Shortfall Carry-Forward Reserve Fund after such deposits and withdrawals;

(xix)   the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage for the Mortgage Loans;

(xx)  the Available Funds for such Distribution Date;

(xxi)  [reserved];

(xxii)  the amount of the Prepayment Charges remitted by the Servicer;

(xxiii)  [reserved];

(xxiv)  [reserved];

(xxv)  unless otherwise set forth in the Form 10-D relating to such Distribution Date and if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxvi)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xxvii)  whether the loss or delinquency or tests contained in the definitions of “Senior Prepayment Percentage” and “Subordinate Prepayment Percentage” were met;

(xxviii)  updated pool composition data including the following: weighted average Mortgage Rate, weighted average remaining term to maturity and weighted average Net Mortgage Rate of the Mortgage Loans as of the close of business on the first day of the calendar month in which such Distribution Date occurs;

(xxix)  unless otherwise set forth in the Form 10-D relating to such Distribution Date material breaches of Mortgage Loan representations or warranties or transaction covenants; and

(xxx)  the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on any Distribution Date.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Section 4.03  Remittance Reports; Advances by the Master Servicer.

(a)  On the Business Day following each Determination Date but in no event later than the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Securities Administrator a report, prepared as of the close of business on the Determination Date (the “Remittance Report”), in the form of an electronic format mutually acceptable to each party. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Securities Administrator for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Securities Administrator from time to time.

(b)  If the scheduled payment on a Mortgage Loan that was due on a related Due Date is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement exceeds the amount deposited in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the Servicer is required to do so under its Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Business Day immediately preceding the related Distribution Date, the Master Servicer shall present an Officer’s Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

(c)  The Master Servicer shall deposit in the Distribution Account not later than each Business Day immediately preceding the related Distribution Date an amount equal to the sum of the aggregate amounts required to be paid by the Servicer under the Servicing Agreements with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

Section 4.04  Distributions on the REMIC Regular Interests.

On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates, as the case may be:

(1) Interest shall be payable to the REMIC 1 Regular Interests at the Uncertificated REMIC 1 Pass-Through Rate for each such REMIC 1 Regular Interest on the related Uncertificated Principal Balance; provided however, to the extent that any Net Deferred Interest is allocated to the Corresponding Certificates, the Uncertificated Principal Balances of the REMIC 1 Regular Interests shall be increased by such amount.

(2) Distributions of principal shall be deemed to be made from amounts received on the Mortgage Loans to the REMIC 1 Regular Interests in the same manner and priority as payments are made to the Corresponding Certificates; and

(3) Any remaining amounts shall be distributed to the Class R Certificates (in respect of the Class R-1 Interest).

Section 4.05  Allocation of Realized Losses.

(a)  Class M Certificates and Class B Certificates:

Any Realized Losses on the Mortgage Loans, except for Excess Losses, on the Mortgage Loans will be allocated on any Distribution Date, first, to the Class B-4 Certificates, in reduction of the Certificate Principal Balances thereof, until reduced to zero, second, to the Class B-3 Certificates, in reduction of the Certificate Principal Balances thereof, until reduced to zero, third, to the Class B-2 Certificates, in reduction of the Certificate Principal Balances thereof, until reduced to zero, fourth, to the Class B-1 Certificates, in reduction of the Certificate Principal Balances thereof, until reduced to zero, fifth, to the Class M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and thirteenth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

Thereafter, any Realized Losses on the Mortgage Loans will be allocated concurrently, on a pro rata basis, to the Class A Certificates and the X-PO-A Component and X-PO-B Component, provided however that (a) any realized losses on the Mortgage Loans that would have been allocable to the Class A1-A Certificates will be allocated to the Class A1-B Certificates and Class A1-C Certificates on a pro rata basis until their Certificate Principal Balances have been reduced to zero, (b) any realized losses on the Mortgage Loans that would have been allocable to the Class A1-B Certificates will be allocated to the Class A1-C Certificates until its Certificate Principal Balance has been reduced to zero and (c) any realized losses on the Mortgage Loans that would have been allocable to the Class A2-A Certificates will be allocated to the Class A2-B Certificates until its Certificate Principal Balance has been reduced to zero.

Any allocation of a Realized Loss to a Certificate or Component will be made by reducing the Certificate Principal Balance or Component Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied (i) first, to increase the Certificate Principal Balance of the Class A Certificates with the highest payment priority to which Realized Losses have been allocated, (ii) second, to increase the Component Principal Balance of the related X-PO Component of the Class X-P Certificates with the highest payment priority to which Realized Losses have been allocated, and then (iii) third, to Class M Certificates and Class B Certificates with the highest payment priority to which Realized Losses have been allocated, but in each case, not by more than the amount of Realized Losses previously allocated to that Class of Certificates or Component. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance or Component Principal Balance of the Class of Certificates or Component with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates or Component, and so on. Holders of the Certificates will not be entitled to any payment in respect of any Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Component Principal Balance or Certificate Principal Balance of each certificate of such Class in accordance with its respective percentage interest

The Class M Certificates and Class B Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount equal to the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in an initial amount equal to the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in an initial amount equal to the Fraud Loss Coverage Amount.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) (i) 3% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the first anniversary of the Cut-off Date, (ii) 2% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the second anniversary of the Cut-off Date, (iii) 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date on the third anniversary through the fifth anniversary of the Cut-off Date and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Class M Certificates and Class B Certificates since such preceding anniversary, and (b) on the sixth anniversary of the Cut-off Date, zero.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class M Certificates and Class B Certificates.

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(A) the greatest of:

•	1.00% of the Aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date,

•	twice the Stated Principal Balance of the largest Mortgage Loan, or

•
the Aggregate Stated Principal Balance of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest Aggregate Stated Principal Balance of any such zip code area; and

(B) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Class M Certificates and Class B Certificates since the Closing Date.

With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date in the same manner and priority that such Realized Losses are allocated to the Corresponding Certificate.

Section 4.06  Information Reports to Be Filed by the Servicer.

The Servicer shall file information reports with respect, to the extent set forth in the Servicing Agreements, to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Securities Administrator an Officers’ Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07  Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

Section 4.08  Net WAC Shortfall Carry-Forward Reserve Fund.

(a)  On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the Class A, Class M and Class B Certificates, the Net WAC Shortfall Carry-Forward Reserve Fund.

On each Distribution Date, the Securities Administrator shall transfer from the Distribution Account to the Net WAC Shortfall Carry-Forward Reserve Fund the amounts specified pursuant to Sections 4.01(l). On each Distribution Date, to the extent required, the Securities Administrator shall make withdrawals from the Net WAC Shortfall Carry-Forward Reserve Fund and use the amounts in the Net WAC Shortfall Carry-Forward Reserve Fund to make distributions as follows:

On each Distribution Date, the interest that would otherwise be distributable to the X-IO-A Component based on its Pass-Through Rate (after giving effect to any reduction in respect of Net Deferred Interest allocated to the X-IO-A Component on such Distribution Date), will be reduced by the amount, if any, that is necessary to pay any Net WAC Shortfall Carry-Forward Amounts to the Class A Certificates. For federal income tax purposes, such amounts will be deemed paid to the Class X-IO-A Component and paid by the Class X-IO-A Component to the Net WAC Shortfall Carry-Forward Reserve Fund and from the Net WAC Shortfall Carry-Forward Reserve Fund to the applicable Class of Certificates as Net WAC Shortfall Carry-Forward Amounts. The amount of such reduction will be allocated among the Class A Certificates to pay Net WAC Shortfall Carry-Forward Amounts in the following order of priority: (i) first, pro rata to each Class based in proportion to the aggregate Certificate Principal Balance for such Class, and (ii) second, to the extent any Class A Certificate has a remaining unpaid Net WAC Shortfall Carry-Forward Amount, pro rata to each such Class in proportion to the amount of unpaid Net WAC Shortfall Carry-Forward Amount for each such Class.

On each Distribution Date, the interest that would otherwise be distributable to the X-IO-B Component based on its Pass-Through Rate (after giving effect to any reduction in respect of Net Deferred Interest allocated to the X-IO-B Component on such Distribution Date), will be reduced by the amount, if any, that is necessary to pay any Net WAC Shortfall Carry-Forward Amounts to the Class M Certificates and Class B Certificates. For federal income tax purposes, such amounts will be deemed paid to the Class X-IO-B Component and paid by the Class X-IO-B Component to the Net WAC Shortfall Carry-Forward Reserve Fund and from the Net WAC Shortfall Carry-Forward Reserve Fund to the applicable Class of Certificates as Net WAC Shortfall Carry-Forward Amounts. The amount of such reduction will be allocated among the Class M Certificates and Class B Certificates to pay Net WAC Shortfall Carry-Forward Amounts in the following order of priority: (i) first, pro rata to each Class based in proportion to the aggregate Certificate Principal Balance for such Class, and (ii) second, to the extent any Class M Certificate has a remaining unpaid Net WAC Shortfall Carry-Forward Amount, pro rata to each such Class in proportion to the amount of unpaid Net WAC Shortfall Carry-Forward Amount for each such Class. The Class X-P Certificates will not be entitled to any reimbursement for any amounts that are reduced to pay any Net WAC Shortfall Carry-Forward Amount to any Class or Component of Certificates.

(b) The Net WAC Shortfall Carry-Forward Reserve Fund shall be an Eligible Account. Amounts held in the Net WAC Shortfall Carry-Forward Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of the REMICs, until released from the Net WAC Shortfall Carry-Forward Reserve Fund pursuant to this Section 4.08. The Net WAC Shortfall Carry-Forward Reserve Fund constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class X-P Certificates shall be the owner of the Net WAC Shortfall Carry-Forward Reserve Fund. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Net WAC Shortfall Carry-Forward Reserve Fund. Funds in the Net WAC Shortfall Carry-Forward Reserve Fund will be invested by the Securities Administrator in the Wells Fargo Advantage Prime Investment Money Market Fund. All such investments shall be made in the name of the Trustee, for the benefit of the Holders of the Offered Certificates. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Net WAC Shortfall Carry-Forward Reserve Fund to the Holders of the Class X-P Certificates, on a pro rata basis, based on the initial Notional Amount of each such Class.

(c) For federal tax return and information reporting, the right of the Holders of the Class A, Class M and Class B Certificates to receive payments from the Net WAC Shortfall Carry-Forward Reserve Fund in respect of any Net WAC Shortfall Carry-Forward Amount will have a value of zero.

(d) The Securities Administrator shall treat the rights of the Class X-P Certificateholders to receive amounts from the Net WAC Shortfall Carry-Forward Reserve Fund (subject to the obligation to pay Net WAC Shortfall Carry-Forward Amounts) and the rights of the LIBOR Certificateholders to receive Net WAC Shortfall Carry-Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations any REMIC created hereunder, for federal income tax purposes.

(e) Upon the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof) or (ii) the Master Servicer, at its option, makeing or causing a Person to make a Terminating Purchase for the Termination Price at the time and on the terms and conditions specified in this Agreement, after the distributions described in above, the Securities Administrator shall withdraw from the Net WAC Shortfall Carry-Forward Reserve Fund (to the extent of funds available on deposit therein) any remaining amounts and distribute them to the Holders of the Class X-P Certificates, on a pro rata basis, based on the initial Notional Amount of each such Class.

Section 4.09  Allocation of Net Deferred Interest.

(a)  On each Distribution Date, any Net Deferred Interest on the Mortgage Loans will be allocated to each Class of Certificates, other than the Class X-P Certificates, and to the X-PO-A Component and X-PO-B Component to an amount equal to the excess, if any, of (1) the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the for such Class or Component over (2) the amount of interest that would have accrued during the related Accrual Period on the related Component Principal Balance on such Distribution Date if the Pass-Through Rate for such Class or Component were equal to the related Adjusted Rate Cap.

On each Distribution Date, the Senior Percentage of Net Deferred Interest will be allocated among the Senior Certificates and the Subordinate Percentage of the Net Deferred Interest will be allocated among the Subordinate Certificates.

Section 4.10  Closing Date Deposit Account.

(a)  On the Closing Date the Underwriter will deposit $131,000 into an account established in the name of and maintained by the Securities Administrator, in trust for the benefit of the Class A, Class M and Class B Certificates, the Closing Date Deposit Account. The Closing Date Deposit Account may be a subaccount of the Distribution Account.

(b)  Any amounts on deposit in the Closing Date Deposit Account that are not distributed to Certificateholders on the initial Distribution Date shall be returned to the Underwriter by the Securities Administrator within five Business Days following the initial Distribution Date. The Closing Date Deposit Account will not be an asset of any REMIC.

Section 4.11  The Certificates.

(a)  The Certificates will be substantially in the respective forms annexed hereto as Exhibits A and B. The Certificates will be issuable in registered form only. The Class A certificates will be issued in minimum denominations of a $100,000 principal balance and integral multiples of $1 in excess thereof. The Class X certificates will be issued in minimum denominations of a $2,000,000 notional balance and integral multiples of $1 in excess thereof. The Class M Certificates and Class B Certificates will be issued in minimum denominations of a $250,000 principal balance and integral multiples of $1 in excess thereof. The Class R Certificates will be issued in minimum percentage interests of 20%.

Upon original issue, the Certificates shall, upon the written request of the Depositor executed by an officer of the Depositor, be executed and delivered by the Securities Administrator, authenticated by the Securities Administrator and delivered to or upon the order of the Depositor upon receipt by the Securities Administrator of the documents specified in Section 2.01. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by manual signature, and such Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

(b)  The Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depositor’s normal procedures. The Securities Administrator shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Book-Entry Certificates, and the Securities Administrator shall have no liability for transfers of Ownership Interests in the Book-Entry Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

The Trustee, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Certificate Owners as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor, with the consent of Certificate Owners, advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall, at the expense of the Depositor, issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Securities Administrator shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates the Trustee, the Securities Administrator and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c)  Each Certificate is intended to be a “security” governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 4.12  Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)  Except as provided in Section 4.12(c), no transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made under this Section 4.12(b), (i) the Securities Administrator shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Securities Administrator that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any affiliate thereof, to a non-affiliate of the Depositor and (ii) the Securities Administrator shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Securities Administrator shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Securities Administrator certifying to the Depositor and the Securities Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Securities Administrator, the Trustee, the Depositor or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

(c)  Notwithstanding the requirements of Section 4.12(b), transfers of Class B Certificates may be made in accordance with this Section 4.12(c) if the prospective transferee of a Certificate provides the Securities Administrator and the Depositor with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Securities Administrator, the Trustee, the Depositor or the Master Servicer, and which investment letter states that, among other things, such transferee is a “qualified institutional buyer” as defined under Rule 144A, provided that, in the case of any Book-Entry Certificate, such transferee shall be deemed to have made such representations and warranties contained in such investment letter. Such transfers shall be deemed to have complied with the requirements of Section 4.12(b) hereof. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

The Securities Administrator shall require an Opinion of Counsel, on which the Securities Administrator, the Trustee, the Depositor and the Master Servicer may rely, from a prospective transferee prior to the transfer of any ERISA Restricted Certificate to any employee benefit plan or other retirement arrangement, including an individual retirement account or Keogh plan, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (any of the foregoing, a “Plan”), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using “plan assets” of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets”). Such Opinion of Counsel must establish to the satisfaction of the Securities Administrator that such transfer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Securities Administrator, the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in this Agreement. None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee will be required to obtain such Opinion of Counsel on behalf of any prospective transferee. A purchaser of an ERISA Restricted Certificate shall be deemed to represent to the Securities Administrator, the Trustee, the Master Servicer and the Depositor that it is not a Plan or using assets of a Plan if it does not provide such an Opinion of Counsel.

Each beneficial owner of a Class A Certificate (other than a Class A1-A or Class A2-A Certificate), Class M, Class X-P or Class B Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or a trustee or other Person acting on behalf of a Plan or using “plan assets” of a Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets”) or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate, or any interest therein, is acquired or held in violation of this section 4.12(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Certificate, or interest therein, was effected in violation of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Master Servicer, any servicer, any Underwriter and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(d)  [Reserved]

(e)  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)
Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)
In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (I) an affidavit and agreement (a “Transfer Affidavit and Agreement” in the form attached hereto as Exhibit G-5) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.12 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C)
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)
Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Securities Administrator in the form attached hereto as Exhibit G-4.

(E)
Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is “a pass-through interest holder”, or is holding an Ownership Interest in a Residual Certificate on behalf of a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-5, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. Transfers of the Residual Certificates other than to Permitted Transferees are prohibited.

(iii)  (A) If any Person other than a Permitted Transferee shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a Non-United States Person shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Section 4.15(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this clause (b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Issuing Entity or cause any such REMIC to fail to qualify as a REMIC. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 4.12 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 4.12 and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person who is a Disqualified Organization. The Securities Administrator may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

(v) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Securities Administrator maintained for such purpose, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest. Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

(vi) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Securities Administrator. Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

(vii) No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(viii) All Certificates surrendered for transfer and exchange shall be canceled and retained by the Securities Administrator in accordance with the Securities Administrator’s standard procedures.

Section 4.13  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator and the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest. Upon the issuance of any new Certificate under this Section 4.13, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 4.14  Persons Deemed Owners.

The Depositor, the Master Servicer, Securities Administrator the Trustee and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 4.15  Rule 144A Information.

For so long as any Class B Certificates are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Depositor and furnish the Depositor such information in the Master Servicer’s possession as the Depositor may reasonably request.

ARTICLE V

THE DEPOSITOR AND THE MASTER SERVICER

Section 5.01  Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor and the Master Servicer herein. Only the Master Servicer, any successor master servicer or the Trustee acting as successor master servicer shall be liable with respect to the master servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer’s duties hereunder.

The Master Servicer shall indemnify the Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties hereunder.

Section 5.02  Merger, Consolidation or Conversion of the Depositor or the Master Servicer.

The Depositor and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer or an affiliate thereof shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac.

Section 5.03  Limitation on Liability of the Depositor, the Master Servicer, the Securities Administrator and Others.

Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Depositor, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or by reason of reckless disregard of such person’s obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Custodian, the Master Servicer, the Securities Administrator and any director, officer, employee or agent of the Depositor, the Custodian, the Master Servicer or the Securities Administrator shall be indemnified and held harmless by the Trust Fund, against any loss, liability or expense incurred in connection with this Agreement or the Certificates or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) solely with respect to the Master Servicer, any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer’s obligations under Section 3.01, or solely with respect to the Custodian, to the Custodian’s failure to perform its duties under the this Agreement, respectively, or (b) with respect to any of the foregoing entities, any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer’s obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Custodian, the Master Servicer and the Securities Administrator shall be entitled to be reimbursed therefor from the Distribution Account as provided in Section 3.20, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Distribution Account.

Section 5.04  Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer reasonably acceptable to the Trustee upon receipt by the Trustee of a letter from each Rating Agency (obtained by the Master Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination described in (b) above permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or another successor master servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations hereunder. Any resignation of the Master Servicer shall result in the automatic resignation of the Securities Administrator.

If at any time the Master Servicer shall fail to resign after written request therefor by the Depositor, or if at any time the Master Servicer shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Master Servicer or of its property shall be appointed, or any public officer shall take charge or control of the Master Servicer or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor may remove the Master Servicer (with a copy to the Trustee), and appoint a successor master servicer who meets the eligibility requirements of Section 6.02 by written instrument, in triplicate, which instrument shall be delivered to the Master Servicer so removed and to the successor master servicer. If no successor shall have been so appointed and accepted appointment within thirty (30) days after such event, the retiring master servicer may petition a court of competent jurisdiction to appoint a successor.

Section 5.05  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VI

DEFAULT

Section 6.01  Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(i)  any failure by the Master Servicer to deposit into the Distribution Account on each Business Day immediately preceding the related Distribution Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for one (1) Business Day after such amount was required to be remitted; or

(ii)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer’s representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Master Servicer shall fail to deposit in the Distribution Account on any Business Day immediately preceding the related Distribution Date an amount equal to any required Advance which continues unremedied for a period of one (1) Business Day after the Business Day immediately preceding the related Distribution Date.

If an Event of Default described in clauses (i) - (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the successor to the Master Servicer appointed pursuant to Section 6.02 shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the deliver to the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties thereunder; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the Mortgage Loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the Mortgage Loans. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Article VII, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee as provided in Section 10.05 and such notice references the Certificates, the Trust Fund or this Agreement.

Section 6.02  Trustee to Act; Appointment of Successor.

Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 6.01(i) - (vi), the Trustee or another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to 4.01(i)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 4.03 shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act hereunder. If the Trustee has become the successor to the Master Servicer in accordance with Section 5.04 or Section 6.02, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. Each of the Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.04.

Section 6.03  Notification to Certificateholders.

(a)  Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders and to the Rating Agencies.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.04  Waiver of Events of Default.

The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default (other than an Event of Default set forth in Section 6.01(vi)); provided, however, that (a) a default or Event of Default under clause (i) of Section 6.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 6.04 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 10.01 or materially adversely affect any non-consenting Certificateholder. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

Section 6.05  List of Certificateholders.

Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.

ARTICLE VII

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 7.01  Duties of Trustee and the Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default occurs, is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement to the Trustee and the Securities Administrator, respectively, shall examine them in accordance with the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to request that the instrument be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s, as applicable, satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders (provided in the case of the Trustee that it is provided a certified list of the Holders’ names and addresses by that Securities Administrator). Notwithstanding the foregoing, neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

The Securities Administrator shall prepare and file or cause to be filed on behalf of the Issuing Entity any tax return that is required with respect to any Trust REMIC pursuant to applicable federal, state or local tax laws.

The Securities Administrator covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any Trust REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of any Trust REMIC to the extent that maintaining such status and avoiding such taxes are within the control of the Securities Administrator and are reasonably within the scope of its duties under this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  The duties and obligations of the Trustee prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred and of the Securities Administrator, at all times, shall be determined solely by the express provisions of this Agreement. Neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or of the Securities Administrator, as applicable, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement.

Section 7.02  Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 7.01:

(a)  The Trustee and the Securities Administrator may conclusively rely upon and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  The Trustee and the Securities Administrator may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(c)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or Securities Administrator security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(d)  Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee’s corporate trust office has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e)  Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)  Neither the Trustee prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, nor the Securities Administrator, at any time, shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(g)  The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed;

(h)  Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(i)  Whenever in the administration of the provisions of this Agreement the Trustee and the Securities Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee or the Securities Administrator, as applicable, be deemed to be conclusively proved and established by a certificate signed and delivered to the Trustee or Securities Administrator, as applicable, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee or Securities Administrator, as applicable, shall be full warrant to the Trustee or Securities Administrator, as applicable, for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

(j)  The Securities Administrator shall have no obligation to invest and reinvest any cash held. The Securities Administrator shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity;

(k)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

(l)  Neither the Trustee (including the Custodian) nor, except as otherwise expressly provided herein, the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties;

(m)  Notwithstanding anything in this Agreement to the contrary, neither the Securities Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(n)  Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another, or of any Servicer.

Section 7.03  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Securities Administrator contained in Article II) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than with respect to the Securities Administrator, the signature and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document, or of MERS or the MERS® System. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in the Distribution Account by the Master Servicer.

Section 7.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual or any other capacity (other than as Trustee hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 7.05  Trustee’s and Securities Administrator’s Fees.

Each of the Trustee and Securities Administrator shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid to each of the Trustee and the Securities Administrator for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee and the Securities Administrator. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to its acceptance or administration of the trusts hereunder, other than any claim, loss, liability or expense incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

The Master Servicer shall indemnify the Depositor, the Trustee and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties hereunder.

The Securities Administrator shall indemnify the Depositor, the Master Servicer and the Trustee and any director, officer, employee or agent of the Depositor, the Master Servicer or the Trustee against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Securitites Administrator’s duties hereunder.

The provisions of this Section 7.05 shall survive the resignation or removal of the Trustee or the Securities Administrator or the termination of this Agreement.

Section 7.06  Eligibility Requirements for Trustee and the Securities Administrator.

The Trustee and the Securities Administrator hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee and the Securities Administrator shall at all times be acceptable to the Rating Agency rating the Certificates (which shall be deemed unless notified in writing to the contrary). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 7.07. The corporation or national banking association serving as Trustee or Securities Administrator may have normal banking and trust relationships with the Sponsor and their affiliates or the Master Servicer and its affiliates.

Section 7.07  Resignation and Removal of the Trustee and the Securities Administrator.

The Trustee and the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer; with a copy to the Rating Agencies; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions; provided, however, that the resigning Trustee or Securities Administrator, as applicable, shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee or successor securities administrator. Any resignation or removal of the Securities Administrator shall result in the automatic removal of the Master Servicer to the extent that Wells Fargo Bank, N.A. is both the Securities Administrator and the Master Servicer. Upon receiving such notice of resignation of the Trustee, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of Section 7.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Trustee, and to the successor trustee. Upon receiving notice of the resignation of the Securities Administrator, the Depositor shall promptly appoint a successor securities administrator who meets the eligibility requirements of Section 7.06 by written instrument, in triplicate, copies of which instrument shall be delivered to the resigning securities administrator and the successor securities administrator. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer may remove the Trustee, or the Depositor shall remove the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, who meets the eligibility requirements of Section 7.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee or Securities Administrator, as applicable, so removed and to the successor trustee or successor securities administrator, as applicable. If no successor shall have been so appointed and accepted appointment within thirty (30) days after such event, the retiring trustee or securities administrator, as applicable, may petition a court of competent jurisdiction to appoint a successor.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer (if the Trustee is removed), the Securities Administrator (if the Trustee is removed), and the Trustee (if the Securities Administrator is removed), one complete set to the Trustee or Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Depositor by the Master Servicer (if the Trustee is removed) and by the Trustee (if the Securities Administrator is removed).

Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator as provided in Section 7.08.

Section 7.08  Successor Trustee and Successor Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 7.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee or predecessor securities administrator shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee or successor securities administrator all assets and records of the Trust Fund held by it hereunder, and the Master Servicer and the predecessor trustee or predecessor securities administrator shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 7.06.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Master Servicer (in the case of a successor trustee) and the Trustee (in the case of a successor securities administrator) shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer (in the case of a successor trustee) and the Trustee (in the case of a successor securities administrator) fails to mail such notice within ten days after acceptance of appointment by the successor trustee or a successor securities administrator, as the case may be, such successor shall cause such notice to be mailed at the expense of the Master Servicer or the Depositor, as the case may be.

Section 7.09  Merger or Consolidation of Trustee or Securities Administrator.

Any state bank or trust company or corporation or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any state bank or trust company or corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or Securities Administrator, shall be the successor of the Trustee or Securities Administrator hereunder, as applicable, provided such state bank or trust company or corporation or national banking association shall be eligible under the provisions of Section 7.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment without the Master Servicer. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 7.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred or such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE VIII

TERMINATION

Section 8.01  Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon Purchase of Certificates.

Subject to Section 8.03, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 7.05 and of the Master Servicer to provide for and the Securities Administrator to make payments to the related Certificateholders as hereafter set forth) shall terminate as to the Trust Fund, upon the earlier of:

(I)	the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); or

(II)	the Servicer, at its option, makes or causes a Person to make a Terminating Purchase for the Termination Price at the time and on the terms and conditions specified in this Agreement.

provided, however, that in no event shall the Issuing Entity created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Servicer to avoid disqualification of any Trust REMIC as a REMIC.

The Servicer or its designee shall advise the Securities Administrator in writing of its election to cause a Terminating Purchase no later than the Distribution Date in the month preceding the Distribution Date on which such Terminating Purchase will occur.

Upon any purchase of the Mortgage Loans pursuant to this Section 8.01, the Sponsor shall have the right, but not the obligation, to purchase from the Servicer such Mortgage Loans, at a price equal to the Termination Price, before the Master shall offer such Mortgage Loans for sale to any bidder or any other party.

The right of the Servicer or its designee to make or cause a Person to make a Terminating Purchase for the Termination Price as described in clause (II) above shall be conditioned upon the Aggregate Stated Principal Balance of such Mortgage Loans at the time of any such purchase aggregating an amount equal to or less than 1% of the Cut-off Date Balance.

Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the Servicer’s or its designee’s election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified. In the event such notice is given in connection with the Servicer or its designee’s election to repurchase, the Servicer or its designee shall deliver to the Securities Administrator for deposit in the Distribution Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Certificates by the Certificateholders, the Securities Administrator shall first pay any amounts owing to the Trustee, Master Servicer, Custodian, Servicer and Securities Administrator, as applicable, under this Agreement, and second, distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Servicer’s or its designee’s election to repurchase, or (ii) if the Servicer or its designee elected to so repurchase, an amount determined as follows: with respect to each Regular Certificate, the outstanding Certificate Principal Balance thereof, plus with respect to each Certificate, one month’s interest thereon at the applicable Pass-Through Rate, plus any previously accrued but unpaid Accrued Certificate Interest and with respect to each Class R Certificate, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Regular Certificates, subject to the priorities set forth in Section 4.01. Upon certification to the Custodian by a Servicing Officer, following such final deposit, the Custodian shall promptly release the Mortgage Files as directed by the Servicer for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required and provided by the Servicer as being necessary to effectuate such transfer.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Securities Administrator shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Depositor in writing, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

Section 8.02  Termination of REMIC 1 and REMIC 2.

REMIC 2 shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the REMIC 1 Regular Interests and the last distribution due on the Regular and the Class R Certificates.

Section 8.03  Additional Termination Requirements.

(a)  As provided in Sections 8.01 and 8.02, REMIC 1 and REMIC 2 shall be terminated in accordance with the following additional requirements, unless the Master Servicer at its own expense, obtains for the Trustee and the Securities Administrator an Opinion of Counsel to the effect that the failure of the Issuing Entity to comply with the requirements of this Section 8.03 will not (i) result in the imposition on the Issuing Entity of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (ii) cause either any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)  The Securities Administrator shall establish a 90-day liquidation period for each Trust REMIC that is being liquidated, as the case may be, and specify the first day of such period in a statement attached to the each such Trust REMIC’s final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Securities Administrator also shall satisfy all of the requirements of a qualified liquidation for each such Trust REMIC, as the case may be, under Section 860F of the Code and regulations thereunder; and

(ii)  The Servicer shall notify the Trustee and the Securities Administrator at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the related Certificates, the Trustee shall, as directed, sell or otherwise dispose of all of the remaining related assets of the Trust Fund in accordance with the terms hereof.

(b)  Each Holder of a Certificate irrevocably appoints and directs the Trustee to hereby approve and appoint the Securities Administrator as attorney-in-fact and on behalf of the related Trust REMICs to adopt a plan of complete liquidation for each such Trust REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

ARTICLE IX

REMIC PROVISIONS

Section 9.01  REMIC Administration.

(a)  The Securities Administrator shall make an election to treat the Trust Fund as two REMICs under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of the Trust Fund, (i) the REMIC 1 Regular Interests will represent the “regular interests” in REMIC 1, the Class R-1 Interest will constitute the sole class of “residual interests” in REMIC 1 and (ii) the Class A Certificates, Class M Certificates and Class B Certificates (exclusive of the right to receive payments from the Net WAC Carryover Reserve Fund) and the Class X Certificates will represent the “regular interests” in REMIC 2, the Class R-2 Interest will constitute the sole Class of “residual interests” in REMIC 2. The Securities Administrator shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC created hereunder other than the REMIC 1 Regular Interests and the Certificates. The Securities Administrator will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for each Trust REMIC.

(b)  The Closing Date is hereby designated as the “startup day” of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c)  The Securities Administrator shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMICs (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the REMICs that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax-related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for the REMICs’ tax matters person, shall (i) act on behalf of the REMICs in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. By their acceptance thereof, the Holder of the largest Percentage Interest of the Class R Certificate hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the REMICs.

(d)  The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign (as necessary) upon its receipt, all of the Tax Returns (including Form 8811, which must be filed within 30 days of the Closing Date) in respect of the REMICs created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the REMICs as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article X.

(e)  The Securities Administrator shall perform on behalf of the REMICs all reporting and other tax compliance duties that are the responsibility of the REMICs under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMICs. The Master Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the REMICs, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)  The Securities Administrator shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Securities Administrator shall not take any action, cause the Issuing Entity to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as REMICs or (ii) result in the imposition of a tax upon the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Securities Administrator has received an Opinion of Counsel, addressed to the Securities Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that each has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMICs or the assets of the REMICs, or causing the REMICs to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Issuing Entity to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur. The Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator. At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of the REMICs created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)  In the event that any tax is imposed on “prohibited transactions” of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the REMICs as defined in Section 860G(c) of the Code, on any contributions to the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 9.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 9.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise, (iii) to the Master Servicer as provided in Section 3.05, if applicable, (iv) a Class R Certificateholder to the extent of any funds distributed to such Certificateholder, (v) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer, the Securities Administrator or a Class R Certificateholder pursuant to another provision of this Agreement.

(h)  On or before April 15 of each calendar year, commencing April 15, 2007, the Securities Administrator shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Securities Administrator stating the Securities Administrator’s compliance with its obligations under this Article X.

(i)  The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis.

(j)  Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to the REMICs other than in connection with any Eligible Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMICs will not cause any Trust REMIC to fail to qualify as REMICs at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)  Neither the Securities Administrator nor the Master Servicer shall enter into any arrangement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(l)  The Securities Administrator shall treat the rights of the LIBOR Certificateholders to receive payments from the Net WAC Shortfall Carry-Forward Reserve Fund as a notional principal contract between the Holders of the Class X-P Certificates and the Holders of the LIBOR Certificates. For federal tax return and information reporting, the right of the Holders of the LIBOR Certificates to receive payments from the Net WAC Shortfall Carry-Forward Reserve Fund in respect of any Basis Risk Carry-Forward Amount may be obtained from the Securities Administrator upon request.

Section 9.02  Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any Trust REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to the REMICs after the Closing Date (other than a Eligible Substitute Mortgage Loan delivered in accordance with Section 2.04), unless each such party has received an Opinion of Counsel, addressed to the Trustee and Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as REMICs or (b) cause the Trust Fund to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 9.03  Master Servicer, Securities Administrator and Sponsor Indemnification.

(a)  The Securities Administrator agrees to indemnify the Issuing Entity, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Issuing Entity, the Depositor or the Master Servicer, as a result of (i) a breach of the Securities Administrator’s covenants set forth in this Article X or (ii) any state, local or franchise taxes imposed upon the Issuing Entity as a result of the location of the Securities Administrator.

(b)  The Master Servicer agrees to indemnify the Issuing Entity, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Issuing Entity, the Depositor or the Trustee, as a result of (i) a breach of the Master Servicer’s covenants set forth in Article III or this Article X with respect to compliance with the REMIC Provisions or (ii) any state, local or franchise taxes imposed upon the Issuing Entity as a result of the location of the Master Servicer.

(c)  The Sponsor agrees to indemnify the Issuing Entity and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Issuing Entity or the Depositor, as a result of any state, local or franchise taxes imposed upon the Issuing Entity as a result of the location of the Trustee, the Servicer or the Subservicer.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement in any respect subject to the provisions in clauses (A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee and the Securities Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Issuing Entity at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment), as evidenced by (A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee and the Securities Administrator, and (B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating on any of the Certificates.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Sponsor, the Trustee, the Securities Administrator or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) and addressed to the Trustee and the Securities Administrator to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of any Opinion of Counsel delivered pursuant to this Section 10.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

Each of the Trustee and the Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 10.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Securities Administrator at the expense of the Certificateholders, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Issuing Entity, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Sponsor or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may reasonably require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04  Governing Law.

This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions except sections 5-1401 and 5-1402 of New York General Obligations Laws and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05  Notices.

All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Depositor, American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York, New York 11747, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Master Servicer, Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - American Home 2006-6), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (c) in the case of the securities administrator, the Corporate Trust Office; (d) in the case of the Trustee, to its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (e) in the case of the Rating Agencies, Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department; Moody’s, Moody’s Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 10.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

Section 10.08  Article and Section Headings.

The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 10.09  Notice to Rating Agencies.

The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency referred to below with respect to each of the following of which it has actual knowledge:

1. Any material change or amendment to this Agreement;

2. The occurrence of any Event of Default that has not been cured;

3. The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee;

4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.04;

5. The final payment to Certificateholders; and

6. Any change in the location of the Protected Account or the Distribution Account.

In addition, the Securities Administrator shall promptly make available to the Rating Agency copies of each report to Certificateholders described in Section 4.02; and the Master Servicer shall promptly furnish to the Rating Agency copies of each annual independent public accountants’ servicing report received as described in Section 3.20.

Any such notice pursuant to this Section 10.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department and (ii) in the case of Moody’s, Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

Section 10.10  Third Party Rights.

The Servicer shall be deemed a third-party beneficiary of Section 3.26 and Article IX of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of such Section and Article.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

AMERICAN HOME MORTGAGE ASSETS LLC, Depositor

By: /s/ Alan B. Horn

Name: Alan B. Horn Title: Executive Vice President

WELLS FARGO BANK, N.A., Master Servicer and Securities Administrator

By: /s/ Sandra Whalen

Name: Sandra Whalen Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, Trustee

By: /s/ Barbara Campbell

Name: Barbara Campbell Title: Vice President

By: /s/ Karlene Benvuto

Name: Karlene Benvuto Title: Authorized Signatory

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF SUFFOLK	)

On the _____ day of ________________, 2006, before me, a notary public in and for said State, personally appeared __________________, known to me to be the _____________ of American Home Mortgage Assets LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the _____ day of _____________, 2006, before me, a notary public in and for said State, personally appeared ________________, known to me to be a _____________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the _____ day of ________________, 2006, before me, a notary public in and for said State, personally appeared _____________________, known to me to be a ________________ of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the _____ day of ________________, 2006, before me, a notary public in and for said State, personally appeared _____________________, known to me to be a ________________ of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the _______ day of _______________, 2006, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _____________ of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[Notarial Seal]

EXHIBIT A

CLASS A[_] [-[_]] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

[FOR CLASS A1-B, CLASS A1-C AND CLASS A2-B] [NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR A PERSON USING PLAN ASSETS OF EITHER EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.]

Certificate No. 1 Class A[_][-[_]]	Adjustable Pass-Through Rate
Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Percentage Interest: 100%
First Distribution Date: November 27, 2006	Aggregate Initial Certificate Principal Balance of the Class A[_][-[_]] Certificates: $[_________]
Master Servicer: Wells Fargo Bank, N.A.	Initial Certificate Principal Balance of this Certificate: $[_____________]
Assumed Final Distribution Date: October 25, 2037	CUSIP: [__________]

MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
SERIES 2006-6

evidencing a percentage interest in the distributions allocable to the Class A[_][-[_]] Certificates with respect to a Trust Fund consisting primarily of a pool of one-to four-family adjustable-rate first lien mortgage loans formed and sold by AMERICAN HOME MORTGAGE ASSETS LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in American Home Mortgage Assets LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by American Home Mortgage Assets LLC, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A[_][-[_]] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), sold by American Home Mortgage Assets LLC (hereinafter called the “Company,” which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among the Company, the Master Servicer, the Securities Administrator and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered, so long as this Certificate is a Book-Entry Certificate, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the related Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class A[_][-[_]] Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

[For Class A1-B, Class A1-C and Class A2-B][No transfer of this Certificate shall be made except in accordance with Section 5.02 of the Agreement.]

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Distribution Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to optional termination in whole, but not in part, by the Servicer or its designee on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A[_][-[_]] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to		,
for the account of		,
account number___________, or, if mailed by check, to		.
Applicable statements should be mailed to		.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-1

CLASS M-[__] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND] [CLASS M[_] [,] [AND] [CLASS M [_] ] [,] [AND] [CLASS M [_]] [,] [AND] [CLASS [_]] [AND] [,] [CLASS [_]] [,][AND] [CLASS [_]] [,][AND] [CLASS [_]][,][AND] [CLASS [_]] [,] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR A PERSON USING PLAN ASSETS OF EITHER EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Certificate No. 1	Adjustable Pass-Through Rate
Class M-[_] Subordinate	Aggregate Initial Certificate Principal Balance of the Class M-[_] Certificates: $[____________]
Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Initial Certificate Principal Balance of this Certificate: $
First Distribution Date: October 25, 2006	CUSIP: [________________]
Master Servicer: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: October 25, 2037

MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
SERIES 2006-6

evidencing a percentage interest in any distributions allocable to the Class M-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of one-to four-family adjustable-rate first lien mortgage loans formed and sold by AMERICAN HOME MORTGAGE ASSETS LLC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class M-[__] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), sold by American Home Mortgage Assets LLC (hereinafter called the “Company,” which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among the Company, the Master Servicer, the Securities Administrator and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered, so long as this Certificate is a Book-Entry Certificate, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the related Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class M-[_] Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

No transfer of this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Distribution Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to optional termination in whole, but not in part, by the Servicer or its designee on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to		,
for the account of		,
account number___________, or, if mailed by check, to		.
Applicable statements should be mailed to		.

This information is provided by	,
the assignee named above, or	,
as its agent.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to		,
for the account of		,
account number___________, or, if mailed by check, to		.
Applicable statements should be mailed to		.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-2

CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN ONE OR MORE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE “AGREEMENT”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY, ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR, OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT, BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT, LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1	Percentage Interest: 100%
Class R
Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006
First Distribution Date: November 27, 2006	CUSIP: [__________]
Master Servicer: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: October 25, 2037

MORTGAGE-BACKED PASS-THROUGH CERTIFICATE,
SERIES 2006-6

evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of one-to four-family adjustable-rate first lien mortgage loans formed and sold by AMERICAN HOME MORTGAGE ASSETS LLC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one-to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), sold by American Home Mortgage Assets LLC (hereinafter called the “Company,” which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the “Agreement”) among the Company, the Master Servicer, the Securities Administrator and Deutsche Bank National Trust Company as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the “Record Date”), from the related Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class R Certificates on such Distribution Date.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota.

In connection with any transfer of this Certificate, the Securities Administrator will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Securities Administrator with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code (the “Code”) and stating, among other things, that the transferee’s acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage-Backed Pass Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Distribution Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to optional termination in whole, but not in part, by the Servicer or its designee on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to		,
for the account of		,
account number___________, or, if mailed by check, to		.
Applicable statements should be mailed to		.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-3

CLASS X-P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY’S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR A PERSON USING PLAN ASSETS OF EITHER EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

Certificate No. 1 Class X-P	Adjustable Pass-Through Rate
Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Percentage Interest: 100%
First Distribution Date: November 27, 2006	Aggregate Initial Certificate Notional Balance of the Class X-P Certificates: $[______]
Master Servicer: Wells Fargo Bank, N.A.	Initial Certificate Notional Balance of this Certificate: $[______]
Assumed Final Distribution Date: October 25, 2037	CUSIP: [________]

MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
SERIES 2006-4

evidencing a percentage interest in the distributions allocable to the Class X-P Certificates with respect to a Trust Fund consisting primarily of a pool of one-to four-family adjustable-rate first lien mortgage loans formed and sold by AMERICAN HOME MORTGAGE ASSETS LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in American Home Mortgage Assets LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by American Home Mortgage Assets LLC, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

The Components of the Class X-P Certificates are not separately transferable.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Notional Balance of this Certificate by the aggregate Initial Certificate Notional Balance of all Class X-P Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), sold by American Home Mortgage Assets LLC (hereinafter called the “Company,” which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the “Agreement”) among the Company, the Master Servicer, the Securities Administrator and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the “Record Date”), from the related Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class X-P Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

No transfer of this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Distribution Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to optional termination in whole, but not in part, by the Servicer or its designee on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 25, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to		,
for the account of		,
account number___________, or, if mailed by check, to		.
Applicable statements should be mailed to		.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B-4

CLASS B-[_] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, CLASS M CERTIFICATES [AND] [CLASS B [_] [,] [AND] [CLASS B [_] ] [,] [AND] [CLASS B [_]] [,] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT.

Certificate No. 1	Adjustable Pass-Through Rate
Class B-[_] Subordinate	Aggregate Initial Certificate Principal Balance of the Class B-[_] Certificates: $[______]
Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Initial Certificate Principal Balance of this Certificate: $[______]
First Distribution Date: November 27, 2006	CUSIP: [________]
Master Servicer: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: October 25, 2037

MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
SERIES 2006-4

evidencing a percentage interest in any distributions allocable to the Class B-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of one-to four-family adjustable-rate first lien mortgage loans formed and sold by AMERICAN HOME MORTGAGE ASSETS LLC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator, the Trustee or any of their affiliates. None of American Home Mortgage Assets LLC, the Master Servicer, the Servicer, the Seller, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class B-[_] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), sold by American Home Mortgage Assets LLC (hereinafter called the “Company,” which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the “Agreement”) among the Company, the Master Servicer, the Securities Administrator and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered, so long as this Certificate is a Book-Entry Certificate, at the close of business on the Business Day immediately prior to such Distribution Date, but if this Certificate is no longer a Book-Entry Certificate, then to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding such Distribution Date (the “Record Date”), from the related Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class B-[_] Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator and the Trustee at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Any transferee shall be deemed to have made the representation set forth in Section 5.02 of the Agreement.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City of Minneapolis and State of Minnesota. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

No transfer of this Class B-[_] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.02 of the Agreement. In the event that such transfer is to be made the Securities Administrator shall register such transfer if, (i) made to a transferee who has provided the Securities Administrator with evidence as to its QIB status; or (ii) (A) the transferor has advised the Securities Administrator in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Securities Administrator an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Securities Administrator shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate, or an Opinion of Counsel specified in section 5.02 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Distribution Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Securities Administrator, the Servicer and the Trustee and any agent of the Company, the Master Servicer, the Securities Administrator, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to optional termination in whole, but not in part, by the Servicer or its designee on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to		,
for the account of		,
account number___________, or, if mailed by check, to		.
Applicable statements should be mailed to		.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C

FORM OF INITIAL CERTIFICATION

October 30, 2006

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705	American Home Mortgage Assets LLC 538 Broadhollow Road Melville, New York 11747

Attention:	American Home Mortgage Assets LLC, American Home Mortgage Assets Trust 2006-6, Mortgage-Backed Pass-Through Certificates, Series 2006-6

Re:
Custodial Agreement, dated as of October 30, 2006, by and among
Deutsche Bank National Trust Company, American Home Mortgage
Assets LLC and Wells Fargo Bank, N.A., relating to American Home
Mortgage Assets Trust 2006-6, Mortgage-Backed Pass-Through
Certificates, Series 2006-6

Ladies and Gentlemen:

In accordance with the Pooling and Servicing Agreement, dated as of October 1, 2006 among American Home Mortgage Assets LLC, Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company (the “Pooling and Servicing Agreement”) and Schedule I of the Custodial Agreement (the “Custodial Agreement”, and together with the Pooling and Servicing Agreement, the “Agreements”) the undersigned, as custodian (the “Custodian”), hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File, and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Schedule I of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in item (iv) of the definition or description of “Mortgage Loan Schedule” is correct.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:

Name: Title:

EXHIBIT D

FORM OF CUSTODIAN FINAL CERTIFICATION

_____________, 20__

FORM OF FINAL CERTIFICATION

________ __, 200_

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705	American Home Mortgage Assets LLC 538 Broadhollow Road Melville, New York 11747

Attention:	American Home Mortgage Assets LLC, American Home Mortgage Assets Trust 2006-6, Mortgage-Backed Pass-Through Certificates, Series 2006-6

Re:
Custodial Agreement, dated as of October 30, 2006, by and among
Deutsche Bank National Trust Company, American Home Mortgage
Assets LLC and Wells Fargo Bank, N.A., relating to American Home
Mortgage Assets Trust 2006-6, Mortgage-Backed Pass-Through
Certificates, Series 2006-6

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02 of Pooling and Servicing Agreement, dated as of October 1, 2006, among Deutsche Bank National Trust Company, American Home Mortgage Assets LLC and Wells Fargo Bank, N.A., the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each Mortgage Loan:

(i) the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed “Pay to the order of _____without recourse”, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of the predecessor].” If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

(ii) The original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM loan or if the Mortgage Loan was not a MOM loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

(iii) the original Assignment of Mortgage in blank, in form and substance acceptable for recordation in the jurisdiction in which the related mortgage property is located and signed in the name of the Last Endorsee by an authorized officer; unless the Mortgage Loan is registered on the MERS system;

(iv) The original intervening Assignments, if any and if available, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System); provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

(v) The originals of each assumption, modification or substitution agreement, if any and if available, relating to the Mortgage Loan; and

(vi) the original or photocopy title insurance policy (or a preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof);

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:

Name: Title:

EXHIBIT E

FORM OF REMITTANCE REPORT

(PROVIDED UPON REQUEST)

EXHIBIT F

FORM OF REQUEST FOR RELEASE

To:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705
Re:
Pooling and Servicing Agreement, dated as of October 1, 2006, by and among Deutsche Bank National Trust Company, American Home Mortgage Assets LLC and Wells Fargo Bank, N.A., relating to American Home Mortgage Assets Trust 2006-6, Mortgage-Backed Pass-Through Certificates, Series 2006-6

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account
_____	2.	Foreclosure
_____	3.	Substitution
_____	4.	Other Liquidation
_____	5.	Nonliquidation	Reason: ________________________
_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT G-1

FORM OF INVESTOR REPRESENTATION LETTER

_____________, 200__

American Home Mortgage Assets LLC
538 Broadhollow Road
Melville, New York 11747

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	American Home Mortgage Assets Trust 2006-6 Mortgage-Backed Pass-Through Certificates Series 2006-6, Class[___]

Ladies and Gentlemen:

[______________] (the “Purchaser”) intends to purchase from [______________] (the “Seller”) $[_________] Initial Certificate Principal Balance of Mortgage-Backed Pass-Through Certificates, Series 2006-6, Class [_____] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among American Home Mortgage Assets LLC, as company (the “Company”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Securities Administrator that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4. The Purchaser has been furnished with, and has had an opportunity to review a copy of the Pooling and Servicing Agreement and such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser.

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Purchaser)

By:
Name:
Title:

EXHIBIT G-2

FORM OF TRANSFEROR REPRESENTATION LETTER

______________, 200___

American Home Mortgage Assets LLC
538 Broadhollow Road
Melville, New York 11747

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	American Home Mortgage Assets Trust 2006-6 Mortgage-Backed Pass-Through Certificates, Series 2006-6, Class[__]
Ladies and Gentlemen:

In connection with the sale by [___________] (the “Seller”) to [________] (the “Purchaser”) of $[_________] Initial Certificate Principal Balance of Mortgage-Backed Pass-Through Certificates, Series 2006-6, Class [_____] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2006 among American Home Mortgage Assets LLC, as company (the “Company”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Securities Administrator that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Purchaser)

By:
Name:
Title:

EXHIBIT G-3

FORM OF RULE 144A INVESTMENT REPRESENTATION

DESCRIPTION OF RULE 144A SECURITIES, INCLUDING NUMBERS:

American Home Mortgage Assets Trust 2006-6
Mortgage-Backed Pass-Through Certificates
SERIES 2006-6, CLASS ____, NO. ____

The undersigned seller, as registered holder (the “Transferor”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Transferor, the Securities Administrator and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Securities Administrator or the Master Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144 under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144 Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Company that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“Plan”), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”) (also a “Plan”), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer has made the representation or has provided the Securities Administrator with the opinion letter required by section 5.02(c) of the Pooling and Servicing Agreement, or (3) [for the Class B Certificates] (A) it is an insurance company, (B) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (C) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Transferor	Print Name of Buyer

By:	By:
Name:	Name:
Title:	Title:

Taxpayer Identification:	Taxpayer Identification:
No.	No.

Date:	Date:

ANNEX 1 TO EXHIBIT G-3

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $____________________1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____
Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____
Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

____
Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____	Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____
Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____
State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

____	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____
Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___	___	Will the Buyer be purchasing the Rule 144A
Yes	No	Securities only for the Buyer’s own account?

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT G-3

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

____
The Buyer owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

_____________________________

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

EXHIBIT G-4

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF RESIDUAL CERTIFICATES

____________, 20__

American Home Mortgage Assets LLC
538 Broadhollow Road
Melville, New York 11747

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: American Home Mortgage Assets Trust, Series 2006-6

Re:	American Home Mortgage Assets LLC Mortgage-Backed Pass-Through Certificates Series 2006-6, Class R
Ladies and Gentlemen:

This letter is delivered to you in connection with the sale by [____________] (the “Seller”) to [____________] (the “Purchaser”) of a 100% Percentage Interest in the Mortgage-Backed Pass-Through Certificates, Series 2006-6, Class R Certificates (the “Certificates”), issued pursuant to Section 5.01 of the Pooling and Servicing Agreement, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among American Home Mortgage Assets LLC, as company (the “Company”), Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee. All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Securities Administrator that:

1. No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Securities Administrator and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-5. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.

Very truly yours,

[____________], as Seller

By:
Name:
Title:

EXHIBIT G-5

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF RESIDUAL CERTIFICATES

STATE OF	)
	)	ss.:
COUNTY OF___________	)

[____________________], being first duly sworn, deposes, represents and warrants:

1. That [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States] (record or beneficial owner of the Mortgage-Backed Pass-Through Certificates, Series 2006-6, Class R Certificates (the “Class R Certificates”), evidencing a 100% Percentage Interest in such class) (the “Owner”), a [Delaware corporation], on behalf of which he makes this affidavit and agreement. The Class R Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among American Home Mortgage Assets LLC, as company (the “Company”), Wells Fargo Bank, N.A., as master servicer (in that capacity, the “Master Servicer”) and securities administrator (in that capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

2. That the Owner (i) is and will be a “Permitted Transferee” as of [date of transfer], and (ii) is acquiring the Class R Certificates for its own account or for the account of another owner from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a Non-United States Person. For this purpose, a “disqualified organization” means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 138 1(a)(2)(C) of the Code and (v) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the related real estate mortgage investment conduit or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

3. That the Owner is aware (i) of the tax that would be imposed on transfers of any Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of any of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false and; (iv) that the Class R Certificates may be “noneconomic residual interests” within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a “pass-through entity” holding any Class R Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

5. That the Owner is aware that the Securities Administrator will not register the transfer of any Class R Certificates unless the transferee, or the transferee’s agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by Owners that are Permitted Transferees.

7. That the Owner’s taxpayer identification number is #[__-_______].

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02 of the Pooling and Servicing Agreement under which the Class R Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Securities Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Securities Administrator in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner is not acquiring and will not transfer any Class R Certificates in order to impede the assessment or collection of any tax.

10. That the Owner anticipates that it will, so long as it holds any Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates.

11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any Class R Certificates.

12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding the Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

13. That the Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of any such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

14. That the Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(e) of the Pooling and Servicing Agreement under which the Class R Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15. That the Owner will, in connection with any Transfer that it makes of any Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring any such Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of any Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as any Class R Certificates remain outstanding and; (iii) is not a “Permitted Transferee”.

16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, provided that with respect to any partnership or other entity treated as a partnership for United States federal income tax purposes, all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

[Signature Page Follows]

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its _________________, this 30th day of October, 2006.

[TRANSFEREE]

By:

Name: Title:

ATTEST:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On __________, 2006 personally appeared before me the above-named person, known or proved to me to be the same person who executed the foregoing instrument and to be the __________________ of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 2006.

NOTARY PUBLIC

COUNTY OF ________________________
STATE OF __________________________

My Commission expires the ___ day of __________, 20__.

EXHIBIT H

MORTGAGE LOAN SCHEDULE

(To be inserted for filing)

EXHIBIT I

FORM OF LOST NOTE AFFIDAVIT

Loan Number __________

LOST NOTE AFFIDAVIT

STATE OF	)
	)	ss.:
COUNTY OF___________	)

_____________________________, of the lawful age, who declared that he/she is an employee of __________________________________________, organized and existing under the laws of the United States of America, being by me first duly sworn according to law, deposes and says to the best of his/her knowledge and belief that the Note herein below described was lost and has not been paid, satisfied, assigned, pledged, transferred or hypothecated in any way;

THAT the unpaid balance is still due and owing on that certain Note dated ____________________ , which Note was executed by ____________________ , in the original principal sum of $______________________________.

EXECUTED this _____ day of _________________, _____.

By:

Subscribed and sworn before me this ___ day of _________________, 20____.

Notary Public in and for the State of

EXHIBIT J

[Reserved]

EXHIBIT K

[Reserved]

EXHIBIT L

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Master Servicer	Securities Administrator	Trustee (Nominal)	Custodian
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X				X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		X	X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X		X (Only if transaction has external enhancement or other support)

EXHIBIT M

SERVICING AGREEMENT

[To Be Inserted For Filing]

EXHIBIT N

MORTGAGE LOAN PURCHASE AGREEMENT

[To Be Inserted For Filing]

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.23.

Under Item 1 of Form 10-D: a) items marked “4.02 Statement” are required to be included in the periodic Distribution Date Statement under Section 4.02 of the Pooling and Servicing Agreement, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 Statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicer	Master Servicer	Securities Administrator	Trustee (Nominal)	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (4.02 Statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (4.02 Statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (4.02 Statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (4.02 Statement)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (4.02 Statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (4.02 Statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (4.02 Statement)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (4.02 Statement)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (4.02 Statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (4.02 Statement)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (4.02 Statement)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
X (4.02 Statement)
		(9) Delinquency and loss information for the period.	X	X	X (4.02 Statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (4.02 Statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (4.02 Statement)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (4.02 Statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,					X
any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X		X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
							X	X
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).					X
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)						X
		Depositor					X
Trustee
		Issuing entity					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date					X
Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:
With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*					X	X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold					X (Only if transaction has a Credit Enhance-ment Provider)
		Obtaining required financial information or effecting incorporation by reference					X (Only if transaction has a Credit Enhance-ment Provider)
Item 1115(b) - Derivative Counterparty Financial Information*
		Determining current maximum probable exposure					X
		Determining current significance percentage			X (Only if transaction has a Derivative Counterparty)
		Notifying derivative counterparty of significance percentage and requesting required financial information			X (Only if transaction has a Derivative Counterparty)
		Obtaining required financial information or effecting incorporation by reference					X (Only if transaction has a Derivative Counter-party)
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements					X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X(if Servicer is not a party)	X (if Servicer is not a party)		X (if Master is not a party)	X (if Servicer is not a party)
	1.02	Termination of a Material Definitive Agreement	X	X(if Servicer is not a party)	X (if Servicer is not a party)		X (if Master is not a party)	X (if Servicer is not a party)
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:
Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 Statement
				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	X	X	X		X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”					X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]					X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.23]					X
	6.02	Change of Servicer, or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X	X (successor of trustee)	X
		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Depositor) is also required.					X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X		X
		Reg AB disclosure about any new enhancement provider is also required.					X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.					X
	7.01	Regulation FD Disclosure	X	X	X		X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.					X
	9.01	Financial Statements and Exhibits
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information					X	X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold					X (Only if transaction has a Credit Enhance-ment Provider)
		Obtaining required financial information or effecting incorporation by reference					X (Only if transaction has a Credit Enhance-ment Provider)
Item 1115(b) - Derivative Counterparty Financial Information
		Determining current maximum probable exposure					X
		Determining current significance percentage			X (Only if transaction has a Derivative Counterparty)
		Notifying derivative counterparty of significance percentage and requesting required financial information			X (Only if transaction has a Derivative Counterparty)
		Obtaining required financial information or effecting incorporation by reference					X (Only if transaction has a Derivative Counterparty)
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)						X
		Depositor					X
Trustee
		Issuing entity					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date					X	X
Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)						X
		Depositor					X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator					X	X
Custodian
		Credit Enhancer/Support Provider					X	X
		Significant Obligor					X	X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X
		Item 1123 - Servicer Compliance Statement	X	X

EXHIBIT P

[RESERVED]

EXHIBIT Q

[RESERVED]

EXHIBIT R

FORM OF LIMITED POWER OF ATTORNEY

[Provided Upon Request]

EXHIBIT S

Additional Disclosure Notification

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: American Home Mortgage Assets Trust, Series 2006-6

RE: **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.23 of the Pooling and Servicing Agreement, dated as of October 1, 2006, among American Home Mortgage Assets LLC, as Company, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Deutsche Bank National Trust Company as Trustee. The undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [   ] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].
[NAME OF PARTY] as [role]

By:

Name: Title: